Exhibit 10.18

OFFICE/INDUSTRIAL FLEX LEASE

SILVER PRAIRIE CROSSROADS, LLC,

as

Landlord

and

SUNSHINE HEART INC.,

a Delaware corporation

as

Tenant

Regarding the Premises Located at:

12988 Valley View Road

Eden Prairie, Minnesota 55344

27.	Notices	20

28.	Mortgagee’s Approval	20

29.	Estoppel Certificates	20

30.	Miscellaneous	21

31.	Default Rate of Interest	23

32.	Exculpatory Provisions	23

33.	Mortgage Protection	23

34.	Reciprocal Covenant on Notification of ADA Violations	23

35.	Laws that Govern	24

36.	Financial Statements	24

37.	Relocation of Tenant	24

38.	Confidentiality	24

39.	Signage	24

40	Smoking Restriction	24

RIDER TO LEASE — RIGHT OF OFFER		26

EXHIBIT A (Floor Plan)		27

EXHIBIT B (Work Letter)		28

EXHIBIT B-1		34

EXHIBIT B-2		36

EXHIBIT C (Rules and Regulations)		39

EXHIBIT D (Confirmation of Lease Terms and Dates)		42

EXHIBIT E (Hazardous Materials)		43

EXHIBIT F (Tenant’s Parking Spaces)		49

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”) is dated for identification purposes and is made effective as of October 21, 2011 by and between SILVER PRAIRIE CROSSROADS, LLC (“Landlord”), and SUNSHINE HEART INC., a Delaware corporation (“Tenant”).

IT IS AGREED AS FOLLOWS:

ARTICLE 1 — BASIC LEASE TERMS AND DEFINITIONS

1.1	Landlord and Landlord’s Address for Notice:	SILVER PRAIRIE CROSSROADS, LLC
c/o Principal Enterprise Capital
801 Grand Avenue
ATTN: Asset Manager of Silver Prairie Crossroads
Des Moines, IA 50392-1370

	With a copy to:	CB Richard Ellis, Inc.
4400 West 78th Street, Suite 200
Minneapolis, MN 55436
ATTN:Property Manager of Silver Prairie Crossroads

	Rent Payment Address:	Prairie Crossroads Corp. Center
CBRE Bldg. ID DXD001
P.O. Box 6112
Hicksville, NY 11802-6112

1.2	Tenant and Tenant’s Address for Notice:	Sunshine Heart Inc.
12988 Valley View Road
Eden Prairie, MN 55344

1.3                                 Guarantor(s):  None.

1.4                                 Premises: 12988 Valley View Road, Eden Prairie, Minnesota 55344 as shown on the floor plan attached hereto as Exhibit A.

1.5                                 Building:  That certain property, building and other improvements located at 12988 Valley View Road, Eden Prairie, Minnesota 55344 and commonly referred to as Prairie Crossroads Corporate Center.

1.6                                 Area of Premises: Approximately 23,211 rentable square feet (of which approximately 16,044 rsf is office space and 7,167 rsf is warehouse space), which number is the final agreement of the parties and not subject to adjustment.

1.7                                 Lease Term:  Fifty-two (52) full calendar months and any partial month.

1.8                                 Commencement Date:  December 1, 2011.  Tenant shall have access to the Premises prior to the Commencement Date for the purpose of installing its fixtures, furniture, and equipment, or the Permitted Use.  Any such period of early occupancy shall be subject to all of the terms and conditions of this Lease, except that Tenant shall have no obligation to pay rent or Operating Expenses.

1.9                                 Expiration Date: March 31, 2016 (i.e., the last day of fifty-second (52nd) full calendar month following the Commencement Date.

1.10                           Base Rent:

	Annual
Dates	Base Rent/RSF (Blended)	Monthly Installment
12/01/11 – 07/31/12	$7.03	$13,603.58
08/01/12 – 03/31/13	$7.03	$0.00	*
04/01/13 – 03/31/14	$7.17	$13,875.65
04/01/14 – 03/31/15	$7.32	$14,153.16
04/01/15 – 03/31/16	$7.46	$14,436.23

* Such abatement shall apply solely to payment of the monthly installments of Base Rent and Operating Expenses and shall not be applicable to any other charges, expenses or costs payable by Tenant under this Lease, including, without limitation, Tenant’s obligation to pay for all separately metered utilities.

1.11                           Tenant’s Proportionate Share:  28.71% based on approximately 80,862 rentable square feet of space within the Building.  All measurements are the final agreement among the parties and not subject to change.  Operating Expenses and Taxes are currently estimated at $3.70 per rentable square foot per year, which amount is subject to adjustment.  Additionally Tenant shall pay for all separately metered electricity and gas.

1.12                           Base Operating Year:  None.  This is a “triple net” lease and there is a full pass-through of Operating Expenses and Taxes.

1.13                           Security Deposit: One Hundred Thirteen Thousand Four Hundred Eighty-Eight and No/100 Dollars ($113,488.00); provided, however, that if Tenant is not late in the payment of rent on more than one (1) occasion during any twelve (12) month period and Tenant has not been in default beyond any applicable notice and cure period, then, effective June 1, 2012, the Security Deposit shall begin to be reduced to Twenty-Thousand Seven Hundred Sixty and No/100 Dollars ($20,760.00) by applying the Security Deposit towards Tenant’s Rent obligations for the months of June 2012, July 2012, May 2013, June 2013, and a portion of Tenant’s Rent obligation for July 2013.  Tenant must apply the Ninety-Two Thousand Seven Hundred Twenty-Eight and No/100 Dollar ($92,728.00) reduction toward its future rental obligations.  After all reductions have been applied, Tenant’s Security Deposit shall remain $20,760.00 throughout the Term of the Lease, as may be extended.

1.14	Brokers:	Landlord’s Broker:	CB Richard Ellis
		Tenant’s Broker:	Watermark REV

Tenant covenants that it has dealt with no other brokers, real estate agents or others who could claim a commission or other compensation in the negotiation of this Lease.

1.17                           Parking Spaces:  Tenant shall be exclusively entitled to the parking spaces identified on Exhibit F, attached hereto and entitled to another 20 unassigned parking spaces.  Landlord, as part of Landlord’s Work, subject to deduction from the Allowance, will place a reasonable amount of signage to indicate Tenant’s parking reserved area.  Landlord shall not be liable for any other tenants or persons parking in such spaces, but shall use commercially reasonable efforts to enforce Tenant’s parking rights hereunder.  Landlord, as part of Landlord’s Work, subject to deduction from the Allowance, shall construct two (2) handicapped parking spaces and a curb ramp in front of the Premises.

1.18                           Permitted Uses: General office, medical device assembly, lab and warehouse uses in keeping with the first class nature of the Building.

1.19                           Allowance: See Section 1 of the Work Letter attached hereto as Exhibit B.

1.20	Amount Due on Execution:	Base Rent:	$13,603.58
		Operating Expenses:	$7,156.73
		Security Deposit:	$113,488.00
		Total:	$134,248.31

ARTICLE 2 - TERM AND DEMISE

(A)                              Landlord does hereby lease to Tenant and Tenant hereby rents the Premises on the terms and conditions set forth in this Lease.  Notwithstanding the Commencement Date, if for any reason (other than a delay caused by Tenant, including, without limitation, change orders) Landlord cannot deliver possession of the Premises to Tenant on or by the scheduled Commencement Date, Tenant shall not be obligated to pay rent until possession of the Premises is tendered to Tenant.  In such event, the Commencement Date and Expiration Date shall be extended so that the length of the Term remains constant.  If the Premises are delivered on a date other than the 1st day of the month, rent for that month shall be prorated and the term extended for the full term from the first day of the following month.  In the event that the delay of delivery of possession results from Tenant’s failure to perform work for which Tenant is responsible, or fails to furnish or approve, as agreed, the plans and specifications as provided above, or fails to make timely selections of materials, color choices or other matters for which Tenant is responsible, the rent shall, nonetheless, commence on the Commencement Date stated above.  If Tenant occupies the Premises prior to said Commencement Date, such occupancy shall be subject to all provisions hereof and shall not advance the Expiration Date, and Tenant shall not pay rent or Operating Expenses for such period pursuant to Section 1.8 above.

(B)                                All improvements shall be made in accordance with the Work Letter set forth in Exhibit “B” which is attached hereto and made a part hereof.  The total cost for space planning, construction drawings, the actual construction and construction management is to be paid by Landlord up to a maximum amount of the Allowance.  Unless otherwise stated in the Work Letter, if the total costs exceed the Allowance, Tenant shall be responsible for paying to Landlord within 30 days of the Commencement Date, costs exceeding the Allowance.

ARTICLE 3 - RENT (STEP RENT)

(A)                              Rent.  Tenant shall pay Base Rent for the use and occupancy of the Premises on the first day of each month in advance without demand during the Lease Term.  Rent of any period during the Lease Term hereof which is less than one month shall be a pro-rata portion of the monthly installment.  Rent shall be payable in lawful money of the United States to Landlord at the address stated herein or to such other persons or at such other places as Landlord may designate in writing.

(B)                                Late Charge.  Tenant hereby acknowledges that late payment by Tenant of Rent or other sums due thereunder will cause Landlord to incur costs not contemplated by this Lease.  Therefore, if any installment of Rent shall not be received by Landlord within ten (10) days after such amount is due, Tenant shall pay to Landlord a late charge of five percent (5%) of such overdue amount; provided, however, Tenant shall be entitled to written notice and a five (5) day cure period on one (1) occasion during any twelve (12) month period before such late fee is assessed.  Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount or prevent Landlord from exercising any other right or remedy available to Landlord.

(C)                                Receipt.  Upon execution of this Lease, Tenant shall pay to Landlord the Base Rent and Tenant’s Proportionate Share of Operating Expenses and Taxes for the first month of the Lease Term.

(D)                               Security Deposit.  Tenant shall deposit the Security Deposit with Landlord upon execution hereof as security for Tenant’s faithful performance of Tenant’s obligations hereunder.  If Tenant fails to pay Rent or other charges due hereunder or otherwise defaults with respect to any provision of the Lease, Landlord may use, apply or retain all or any portion of said deposit for the payment of any Rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Lessor may suffer thereby.  Excluding the portion of the Security Deposit that is prepaid Rent and is to be applied pursuant to Section 1.13, if Landlord so uses or applies all or any portion of said deposit, Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount herein above stated and Tenant’s failure to do so shall be a material breach of this Lease.  Landlord shall not be required to keep said deposit separate from its general accounts.  If Tenant performs all of Tenant’s obligations hereunder, the undisputed portion of said deposit, or so much thereof as has not theretofore been applied by Landlord shall be returned, without payment of interest or other increment for its use to Tenant (or at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) within sixty (60) days following the expiration of the Lease Term hereof, and after Tenant has vacated the Premises.  No trust relationship is created herein between Landlord and Tenant with respect to said Security Deposit.

Tenant hereby agrees not to look to any mortgagee as mortgagee, mortgagee-in-possession or successor in title to the Premises for accountability for any Security Deposit required by Landlord hereunder, unless said sums have actually been received by said mortgagee as security for Tenant’s performance of this Lease.  Landlord shall deliver the funds deposited hereunder by Tenant to the purchaser of Landlord’s interest in the Premises, in the event that such interest is sold, and thereupon Landlord shall be discharged from any further liability with respect to said Security Deposit.

ARTICLE 4 - PERMITTED USE

Tenant covenants that the Premises will be used for the Permitted Use together with the incidental activities of Tenant, its affiliated companies or other subsidiary companies and for no other use or purpose without the prior consent of Landlord, not to be unreasonably withheld, conditioned delayed.  Tenant further covenants that the Premises will not be used or occupied for any unlawful purposes. Tenant also agrees not to conduct any catalogue, mail or telephone order sales in or from the Premises, except of merchandise which Tenant is permitted to sell “over the counter” in the Premises.  Tenant acknowledges that the Permitted Use is not a use granted exclusively to Tenant and that Landlord reserves the right to lease premises in the building to others for the same or a similar Permitted Use.  Tenant further acknowledges that it has received no written or oral inducements from Landlord or any of Landlord’s representatives concerning this Lease (other than as specifically set forth herein) or that Tenant will be granted any such exclusive rights. Tenant further covenants that the Premises will not be used or occupied for any unlawful purposes.  Tenant will not make or permit to be made any use of the Premises or any part thereof which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or which directly or indirectly is forbidden by public law, ordinance or governmental regulation; or make or permit any use of the Premises which is reasonably likely to be dangerous, noxious or offensive or create or maintain any nuisance in, at or on the Premises; or make or permit any use of the Premises which may invalidate, or increase the premium cost of any policy of insurance carried on the Building and environs and their operation, or any use which, in Landlord’s reasonable judgment, shall impair the character, reputation or appearance of the Building and environs.

ARTICLE 5 - OPERATING EXPENSES

(1)                                  Taxes

(a)                                  Landlord shall pay all taxes payable during the Lease Term before the same are delinquent.

(b)                                 If in the future a tax or other charge on Rents shall be imposed by any governing body having the authority to impose such tax or charge, then such tax or charge shall likewise be the obligation of Landlord.

(c)                                  As used herein, the term “taxes” shall mean real estate taxes, assessments (whether they be general or special), sewer rents, rates and charges, transit and transit district taxes, margin tax, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by Landlord’s income or profits, except as provided herein), which may now or hereafter be levied, assessed or imposed against the Premises.

(2)                                  Tenant shall contract and pay for electricity and gas to the Premises (which is not part of Operating Expenses).  Water and sewer are included in Operating Expenses.

(3)                                  Landlord shall be responsible for providing the following:  (a) trash removal for the Building common areas;  (b) any vendor services to the Building common areas (Tenant contracts and pays for trash removal from the Premises); (c) landscaping; (d) all labor costs and supply costs involved in the operation of the Building; (e) all other services of any kind and nature which may be used in or upon the Premises (except as provided for elsewhere in this Lease); (f) management fees paid for the management of the Premises; (g) and the repair, maintenance and replacement of the Building and improvements as follows:  (i) the roof; (ii) all interior and exterior components of the Building and improvements both structural or otherwise; (iii) parking lot, (iv) sidewalks, alleys and any and all access drives, including the removal of snow and ice therefrom; (v) common area heating and air conditioning equipment, lines and fixtures; (vi) plumbing equipment, lines and fixtures, including but not limited to fire sprinkler and fire control systems; (vii) electrical equipment, lines and fixtures; (viii) all ingress-egress doors; (ix) plate glass; (x) all utility lines and services; and (xi) and any and all other repairs maintenance and replacements to the Building and improvements during the term of this Lease.  As of the Commencement Date, Landlord knows of no material impending repairs to the Building, roof or parking lot.  If any such repairs are required during the Lease Term, such costs will be amortized over the useful life of the repairs, and Tenant shall only share in the amortized costs applicable to the remaining Lease Term.

(4)                                  Landlord shall be responsible for providing Property and Liability Insurance for the Building. Should Landlord choose to self-insure, the cost of maintaining such self insurance shall be considered an expense of the property.  In no event will the cost exceed the cost of maintaining first dollar coverage.

(5)                                  Tenant, at Tenant’s sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county, and municipal authorities now in force or which may hereafter be in force, which shall impose any duty upon Landlord or Tenant with respect to the use, occupation or alteration of the Premises.

(6)                                  All items listed in this paragraph 5(1) through paragraph 5(4), as well as any and all amounts, expenses and costs of whatever nature that Landlord incurs or pays  in connection with the ownership, control, operation, repair, management, replacement or maintenance of the Building, all related improvements thereto or thereon and all machinery, equipment, landscaping, fixtures and other facilities, including personal property, as may now or hereafter exist in or on the Building, shall hereinafter be referred to as “Operating Expenses.”  Operating Expenses shall be calculated in accordance with generally accepted accounting principals consistently applied.

(7)                                  Notwithstanding anything to the contrary herein, Operating Expenses shall NOT include: leasing commissions, costs, disbursements, and other expenses incurred for leasing, renovating, or improving space for tenants; costs (including permit, license, and inspection fees) incurred in renovating, improving, decorating, painting, or redecorating vacant space or space for tenants; depreciation and amortization on the Building except as expressly permitted elsewhere in the Lease; overhead and profit paid to subsidiaries or affiliates of Landlord for management or other services on or to the Property or for supplies or other materials, to the extent that the costs of the services, supplies, or materials exceed the competitive costs of the services, supplies, or materials were they not provided by a subsidiary or affiliate; interest on debt or amortization payments on mortgages or deeds of trust or any other debt for borrowed money; advertising and promotional expenditures; nonrecurring costs incurred to remedy structural defects in original construction materials or installations; the cost of any capital improvement to the property on which the Building is located (the “Property”); the cost of repairs, restoration or other work occasioned by fire, windstorm or other insured casualty other than the amount of any deductible under any insurance policy (regardless whether the deductible is payable by Landlord in connection with a capital expenditure); expenses

Landlord incurs in connection with leasing or procuring tenants or renovating space for new or existing tenants; legal expenses incident to Landlord’s enforcement of any lease; interest or principal payments on any mortgage or other indebtedness of Landlord; or allowance or expense for depreciation or amortization; taxes imposed on or measured by the income of Landlord from the operation of the Building or Property, as applicable; costs arising from the negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services; costs incurred to comply with Laws in effect and applicable to the Premises as of the Commencement Date, including but not limited to Laws and regulations relating to handicap access or the removal of Hazardous Materials, which Hazardous Material is in existence in the Building or on the Property prior to the Commencement Date or is brought into the Building or onto the Property after the date hereof by Landlord; interests, fine, late fees, collection costs, legal fees or penalties assessed as a result of Landlord’s failure to make payments in a timely manner or to comply with applicable laws, including regarding the payment of taxes, or to comply with the terms of any lease, mortgage, deed of trust, ground lease, private restriction or other agreement; costs relating to the Property which represent a new service or improvement that is in a category of expense that was not included in Operating Expense in the first twelve (12) months of the Term; costs or expenses of leasing any item if the purchase price of such item is not properly chargeable as Operating Expenses; costs or allocations that cannot be documented by Landlord, Property Manager, or their representatives; any costs expressly excluded from Operating Expenses elsewhere in this Lease; and other expenses that under generally accepted accounting principles consistently applied would not be considered normal maintenance, repair, management, or operation expenses.

ARTICLE 6 - ADDITIONAL RENT (NET CLAUSE)

It is understood that the Rent set forth in paragraph 3 of the Lease was negotiated in anticipation that Tenant pays for its Proportionate Share of the Operating Expenses not paid directly by Tenant, defined in paragraph 5 of the Lease. Therefore, in order that Rent payable throughout the term of this Lease shall reflect such costs, Tenant shall pay its Proportionate Share of the Operating Expenses defined in paragraph 5. At the beginning of the Lease Term and within 60 days after the first day of each calendar year, Landlord shall furnish to Tenant an estimate of Tenant’s Proportionate Share of Operating Expenses, not paid directly by Tenant, defined in Paragraph 5 for the ensuing calendar year.  Tenant shall pay to Landlord 1/12th of said estimate at the same time and place as the Base Rent is to be paid pursuant to paragraph 3, above.  Landlord will furnish a statement of the actual cost with respect to the reimbursable expenses no later than one hundred twenty (120) days following the calendar year-end including the year following the year in which the Lease terminates.  In the event that Landlord is, for any reason, unable to furnish the accounting for the prior year within the time specified above, Landlord will furnish such accounting as soon thereafter as practicable with the same force and effect as the statement would have had if delivered within the time specified above.  Tenant will pay any deficiency to Landlord as shown by such statement within thirty (30) days after receipt of statement.  If the total amount paid by Tenant during any calendar year exceeds the actual amount of its share of the Operating Expenses due for such calendar year, the excess will be refunded by Landlord within thirty (30) days of the date of the statement.  Landlord will keep books and records showing the Operating Expenses in accordance with generally accepted accounting principles.

ARTICLE 7 - REPAIRS AND MAINTENANCE

Notwithstanding anything to the contrary contained herein, Tenant will keep, maintain and preserve the Premises in a condition consistent with character of Building (normal wear and tear, damage from condemnation and casualty and Landlord’s obligations excepted).  Tenant at its sole cost and expense will provide janitorial and window washing for the interior of the Premises and pest control.  In addition, Tenant shall be responsible for all utility services for which Tenant is separately metered.  When and if needed, at Tenant’s sole cost and expense, Tenant will make all repairs and replacements including but not limited to interior walls, doors and windows, floors, floor coverings, light bulbs, plumbing fixtures, HVAC systems, hot water systems, and electrical fixtures (to the point of common connection or exclusively servicing the Premises). Tenant shall also make all repairs and replacements to Tenant’s overhead garage and exterior pedestrian doors. Tenant will also repair and replace at its sole cost and expense any broken windows and/or damage to the Building or Premises caused by the negligence of

Tenant or its employees, agents, guests or invitees during the Lease Term hereof.  The above repairs, replacements, and/or services must be performed by an approved contractor of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  Should Tenant fail to perform all interior repairs and replacements to Tenant’s Premises such repairs may be performed by Landlord and charged to Tenant at Tenant’s sole cost and expense.  Tenant will comply with all ordinances of the city of in which the Building is located, rules and regulations of the Board of Health and the laws of the State of Minnesota. Tenant is also responsible for compliance with all laws, rules and regulations of any governmental authority required of either Landlord or Tenant relative to the repair, maintenance and replacement in the Premises.

Landlord warrants that the HVAC system servicing the Premises shall be in good working order and condition as of the Commencement Date and will correct any defects discovered within the initial twelve (12) months following the Commencement Date (unless the same were due to Tenant’s failure to maintain).  Tenant shall maintain, the heating, air conditioning, and ventilation equipment and system and the hot water equipment (collectively the “HVAC System”) in good repair and condition and in accordance with law and with the equipment manufacturers’ suggested operation/maintenance service program.  Such obligation shall include the replacement of all equipment necessary to maintain the HVAC System servicing the Premises in good working order.  Within ten (10) days after the Commencement Date, Tenant shall deliver to Landlord copies of contracts entered into by Tenant for regularly scheduled preventive maintenance (at least semi-annually) and service contracts for the HVAC System, each contract in a form and substance and with a contractor reasonably acceptable to Landlord.  At least fourteen (14) days before the Expiration Date, the earlier termination of this Lease, or the termination of Tenant’s right to possess the Premises, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the HVAC System is then in good repair and working order.

Notwithstanding the foregoing to the contrary, provided Tenant enters into a regularly scheduled preventative maintenance and service contract for the HVAC System with a reputable HVAC contractor pursuant to the provisions of this Section 5.3, and provided that Tenant is not in default of any of the terms, covenants and conditions hereof, if at any time during the Term the HVAC unit serving the Premises requires replacement (as recommended by the contractor approved by Landlord and Tenant) and such replacement is not due to any misuse or abuse of the unit by Tenant or failure of Tenant to properly maintain the unit, then the cost of replacement shall be amortized over the useful life of the unit and Tenant shall only be required to pay that portion of the cost applicable to the Term (as may be extended).  All such replacements will be subject to Landlord’s written approval of the same.  .

ARTICLE 8 - SORTING AND SEPARATION OF REFUSE AND TRASH

(A)                              Tenant covenants and agrees, as its sole cost and expense, to comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash.  Tenant shall sort and separate waste products, garbage, refuse and trash into such categories as provided by law.  Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Landlord.  Such separate receptacles may, at Landlord’s option, be removed from the Premises in accordance with a collection schedule prescribed by law.

(B)                                Landlord reserves the right to refuse to collect or accept from Tenant any waste products, garbage, refuse or trash that is not separated and sorted as required by law, and to require Tenant arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor satisfactory to Landlord.  Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this paragraph 8B, and, at Tenant’s sole cost and expense, shall indemnify, defend and hold Landlord harmless (including legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Landlord.

ARTICLE 9 - HAZARDOUS WASTE

9.1                                 Definitions.

A.                                   “Hazardous Material” means any substance, whether solid, liquid or gaseous in nature:

(i)                                     the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law, or

(ii)                                  which is or becomes defined as a “hazardous waste”, “hazardous substance”, pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. section 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. section 1251 et seq.), the Clean Air Act (42 U.S.C. section 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. section 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. section 651 et seq.), as these laws have been amended or supplemented; or

(iii)                               which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous or is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of Minnesota or any political subdivision thereof; or

(iv)                              the presence of which on the Property causes or threatens to cause a nuisance upon the Property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Property; or

(v)                                 the presence of which on adjacent properties could constitute a trespass by Tenant; or

(vi)                              without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; or

(vii)                           without limitation which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation; or

(viii)                        without limitation which contains radon gas.

B.                                     “Environmental Requirements” means all applicable present and future:

(i)                                     statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items (including, but not limited to those pertaining to reporting, licensing, permitting, investigations and remediation), of all Governmental Agencies; and

(ii)                                  all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation, all requirements pertaining to emissions, discharges, releases, or threatened releases of Hazardous Materials or chemical substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials or chemical substances.

C.                                     “Environmental Damages” means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses (including the expense of investigation and defense of any claim, whether or not such claim is ultimately defeated, or the amount of any good faith settlement or judgment arising from any such claim) of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable (including without limitation reasonable attorneys’ fees and disbursements and consultants’ fees) any of which are incurred at any time as a result of the existence of Hazardous Material upon, about, or beneath the Property or migrating or threatening to migrate to or from the Property, or the existence of a violation of Environmental Requirements pertaining to the Property and the activities thereon, regardless of whether the existence of such Hazardous Material or the violation of Environmental Requirements arose prior to the present ownership or operation of the Property.  Environmental Damages include, without limitation:

(i)                                     damages for personal injury or injury to property or natural resources occurring upon or off of the Property, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest, penalties and damages arising from claims brought by or on behalf of employees of Tenant (with respect to which Tenant waives any right to raise as a defense against Landlord any immunity to which it may be entitled under any industrial or worker’s compensation laws);

(ii)                                  fees, costs or expenses incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any Governmental Agency or reasonably necessary to make full economic use of the Property or any other property in a manner consistent with its current use or otherwise expended in connection with such conditions, and including without limitation any attorneys’ fees, costs and expenses incurred in enforcing the provisions of this Lease or collecting any sums due hereunder;

(iii)                               liability to any third person or Governmental Agency to indemnify such person or Governmental Agency for costs expended in connection with the items referenced in subparagraph (ii) above; and

(iv)                              diminution in the fair market value of the Property, including, without limitation, any reduction in fair market rental value or life expectancy of the Property or the improvements located thereon or the restriction on the use of or adverse impact on the marketing of the Property or any portion thereof.

D.                                    “Governmental Agency” means all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states, counties, cities and political subdivisions thereof.

E.                                      The “Tenant Group” means Tenant, Tenant’s successors, assignees, guarantors, officers, directors, agents, employees, invitees, permitees or other parties under the supervision or control of Tenant or entering the Property during the term of this Lease with the permission or knowledge of Tenant other than Landlord or its agents or employees.

9.2                                 HazMat Certificate.  Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord Tenant’s initial Hazardous Materials Disclosure Certificate (the “Initial HazMat Certificate”), a copy of which is attached hereto as Exhibit E and incorporated herein by this reference. Tenant covenants, represents and warrants to Landlord that the information on the Initial HazMat Certificate is true and correct and accurately describes the use(s) of Hazardous Materials which will be made and/or used on the Premises by Tenant. Tenant shall commencing with the date which is one year from the Commencement Date and continuing every year thereafter, complete, execute, and deliver to Landlord, a Hazardous Materials Disclosure Certificate (“the HazMat Certificate”) describing Tenant’s present use of Hazardous Materials on the Premises, and any other reasonably necessary documents as requested by Landlord. The HazMat Certificate required hereunder shall be in substantially the form as that which is attached hereto as Exhibit E.  Notwithstanding anything in this Lease to the contrary no indemnity from Tenant regarding Hazardous Materials or Environmental Damage shall include any Hazardous Materials that were located at the Premises or the Property prior to the date that Landlord delivered possession of the Premises to Tenant, nor any Hazardous Materials placed on the Premises or Property by Landlord, its employees, agents, or contractors.

ARTICLE 10 — INSURANCE; WAIVER OF SUBROGATION

Tenant shall, during the Lease Term, procure and keep in force the following insurance:

(a)                                  Tenant’s Liability Insurance.  Commercial general liability insurance against any and all claims for bodily injury and property damage occurring in, or about the Premises arising out of Tenant’s use and occupancy of the Premises.  Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess umbrella liability insurance in the amount of Five Million Dollars ($5,000,000).  Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord’s insurance shall be in excess thereto.  In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this lease.

(b)                                 Tenant’s Property Insurance.  Personal property insuring all equipment, trade fixtures, inventory, fixtures, and personal property located on or in the Premises for perils covered by the causes of loss - special form (all risk) and in addition, coverage for flood, wind, earthquake, terrorism and boiler and machinery (if applicable).  Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing.

(c)                                  Business Interruption Insurance.  Business interruption and extra expense insurance in such amounts to reimburse Tenant for direct or indirect loss attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or the Building as result of such perils.

(d)                                 Workers’ Compensation/Employers Liability Insurance.  Workers’ compensation insurance in accordance with statutory law and employers’ liability insurance with a limit of not less than $1,000,000 per accident, $1,000,000 disease, policy limit and $1,000,000 disease limit each employee.

(e)                                  Increase in Coverage.  Landlord may, by notice to Tenant, require an increase in policy limits or require that Tenant carry other forms of insurance; provided that the same are commercially reasonable and in keeping with the insurance requirements of owners of similar properties in the applicable submarket in which the Premises is located.

(f)                                    General Requirements.  The policies required to be maintained by Tenant shall be with companies rated A- X or better by A.M. Best.  Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the USA.  Any deductible amounts under any insurance policies required hereunder shall not exceed $1,000.  Certificates of insurance (certified copies of the policies may be required) shall be delivered to Landlord prior to the commencement date and annually thereafter at least thirty (30) days prior to the policy expiration date, which shall identify Landlord, Landlord’s property management company and any applicable lender as additional insureds.  Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease.  Each policy of insurance shall endeavor to provide notification to Landlord at least thirty (30) days prior to any cancellation or modification to reduce the insurance coverage.

(g)                                 Failure to Maintain.  In the event Tenant does not purchase the insurance required by this lease or keep the same in full force and effect, Landlord may, but shall not be obligated to purchase the necessary insurance and pay the premium.  The Tenant shall repay to Landlord, as additional rent, the amount so paid promptly upon demand.  In addition, Landlord may recover from Tenant and Tenant agrees to pay, as additional rent, any and all reasonable expenses (including attorneys’ fees) and damages which Landlord may sustain by reason of the failure to Tenant to obtain and maintain such insurance.

(h)                                 Waiver of Subrogation.  Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties’ property, to the extent that such loss or damage is insured by an insurance policy (or in the event either party elects to self insure any property coverage required) required to be in effect at the time of such loss or damage.  Each party shall obtain any special endorsements, if required by its insurer whereby the insurer waives its rights of subrogation against the other party.

The provisions of this clause shall not apply in those instances in which waiver of subrogation would cause either party’s insurance coverage to be voided or otherwise made uncollectible.

ARTICLE 11 - DAMAGE OR RESTORATION

If, prior to or during the Lease Term, or any extension thereof, the Premises or the Building of which the Premises may be a part, shall be so damaged or destroyed by fire or other casualty so as to render them untenantable for the purposes set forth in Paragraph 4 hereof or such that they cannot reasonably be repaired within one hundred eighty (180) days of the date of the casualty, then Landlord, at its sole option, shall have the right to cancel and terminate this Lease.If not terminated, then Landlord shall repair and restore the Premises with all reasonable speed to substantially the same condition as immediately prior to such damage or destruction, and the Rent or a just and proportionate part thereof, according to Tenant’s ability to utilize the Premises in its damaged condition, shall be abated until the Premises shall have been repaired and restored by Landlord.  But if the Premises shall be so lightly damaged by fire or other casualty as not to be rendered untenantable, then Landlord agrees to repair the Premises with reasonable promptness and the rent accrued and accruing, shall not cease.  “Untenantable” Premises shall be such as to not allow Tenant to transact and effectuate its operations in the ordinary course of business.

Landlord shall use good faith efforts to deliver to Tenant within forty-five (45) days after such casualty a good faith estimate of the time necessary to complete the repairs to restore the Premises to substantially the same condition as immediately prior to such damage or destruction.

If Landlord estimates that the Premises will remain untenantable for in excess of one hundred eighty (180) days, then Tenant may elect to terminate this Lease by written notice delivered to Landlord within thirty (30) days following Landlord’s delivery to Tenant of the estimated duration that the Premises will remain untenantable.

If Landlord estimated the duration that the Premises would remain untenantable at one hundred eighty (180) days or less, and following one hundred eighty (180) days’ from the date of casualty the Premises remains untenantable, then Tenant may thereafter terminate this Lease upon ten (10) business days’ prior written notice to Landlord (and such termination shall be effective unless Landlord delivers the Premises in the required condition within said ten (10) business day period).

If Landlord estimated the duration that the Premises would remain untenantable at more than one hundred eighty (180) days (but neither party elected to terminate this Lease), and the Premises remains untenantable for longer than the estimated completion date (subject to extension for force majeure and delays caused by Tenant), then Tenant may thereafter terminate this Lease upon ten (10) business days’ prior written notice to Landlord (and such termination shall be effective unless Landlord delivers the Premises in the required condition within said ten (10) business day period).

ARTICLE 12 - INDEMNIFICATION

12.1                           TENANT’S INDEMNITY OF LANDLORD.  TENANT SHALL INDEMNIFY, DEFEND, AND HOLD HARMLESS THE INDEMNIFIED PARTIES (AS DEFINED IN SECTION 12.5) FROM AND AGAINST ALL FINES, SUITS, LOSSES, COSTS, LIABILITIES, CLAIMS, DEMANDS, ACTIONS AND JUDGMENTS OF EVERY KIND OR CHARACTER, RELATING DIRECTLY OR INDIRECTLY TO (1) TENANT’S FAILURE TO PERFORM ITS COVENANTS UNDER THIS LEASE, (2) THE ACTS OR OMISSIONS OF A TENANT PARTY (DEFINED BELOW IN SECTION 12.5) OR ANY OTHER PERSON ENTERING UPON THE PREMISES UNDER OR WITH A TENANT PARTY’S EXPRESS OR IMPLIED INVITATION OR PERMISSION, (3) THE OCCUPANCY OR USE OF THE PREMISES BY A TENANT PARTY, OR (4) ANY OCCURRENCE IN THE PREMISES, HOWEVER CAUSED, OR  SUFFERED BY, RECOVERED FROM OR ASSERTED AGAINST ANY INDEMNIFIED PARTIES BY A TENANT PARTY.  INDEMNIFICATION OF THE INDEMNIFIED PARTIES BY TENANT SHALL NOT APPLY TO THE

EXTENT SUCH LOSS, DAMAGE, OR INJURY IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY OF THE INDEMNIFIED PARTIES.

12.2                           LIABILITY.  THE INDEMNIFIED PARTIES (AS DEFINED IN SECTION 12.5) SHALL NOT BE LIABLE TO THE TENANT PARTIES FOR ANY INJURY TO OR DEATH OF ANY PERSON OR PERSONS OR THE DAMAGE TO OR THEFT, DESTRUCTION, LOSS, OR LOSS OF USE OF ANY PROPERTY OR INCONVENIENCE (COLLECTIVELY AND INDIVIDUALLY A “LOSS”) CAUSED BY CASUALTY, THEFT, FIRE, THIRD PARTIES, REPAIR, OR FAILURE TO REPAIR, OR ALTERATION OF ANY PART OF THIS BUILDING, OR ANY OTHER CAUSE, TO THE EXTENT NOT OTHERWISE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY OF THE INDEMNIFIED PARTIES.

12.3                           LANDLORD’S INDEMNIFICATION.  SUBJECT TO APPLICABLE LIMITATIONS ON LIABILITY, RELEASES AND WAIVERS OF SUBROGATION, LANDLORD AGREES TO INDEMNIFY, DEFEND AND HOLD TENANT AND ITS OFFICERS, DIRECTORS, PARTNERS AND EMPLOYEES HARMLESS FROM AND AGAINST ALL LIABILITIES, LOSSES, DEMANDS, ACTIONS, EXPENSES OR CLAIMS, INCLUDING REASONABLE ATTORNEYS’ FEES AND COURT COSTS BUT EXCLUDING CONSEQUENTIAL DAMAGES, FOR INJURY TO OR DEATH OF ANY PERSON OR FOR DAMAGE TO ANY PROPERTY TO THE EXTENT SUCH ARE DETERMINED TO BE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD, ITS AGENTS, EMPLOYEES, OR CONTRACTORS IN OR ABOUT THE PREMISES OR BUILDING.  NONE OF THE EVENTS OR CONDITIONS SET FORTH IN THIS PARAGRAPH SHALL BE DEEMED A CONSTRUCTIVE OR ACTUAL EVICTION OR ENTITLE TENANT TO ANY ABATEMENT OR REDUCTION OF RENT.

12.4                           Survival.  The provisions of this Section 12 shall survive the expiration or earlier termination of this Lease.

12.5                           Definitions.  “Tenant Party” or collectively the “Tenant Parties” shall include Tenant, any assignees claiming by, through, or under Tenant, any subtenants claiming by, through, or under Tenant, and any of their respective agents, contractors, employees, and invitees; and “Indemnified Parties” shall include Landlord, its successors, assigns, agents, employees, contractors, Property Manager, partners, directors, officers and affiliates.

12.6.                        Liability of Tenant’s Directors and Officers.  Despite any other provision of this Lease, the Landlord acknowledges that the officers, directors, partners and employees of the Tenant (“Beneficiaries”) have no personal liability under this Lease except obligations which are mandated by law, and cannot be excluded.  Further, the Landlord releases each of the Beneficiaries from any claim it may have against them under or by virtue of this Lease, to the extent that this is permitted by law.  This clause may be used by the Beneficiaries as a defense in any claim or proceedings brought against them under or by virtue of this Lease

ARTICLE 13 - ASSIGNMENT AND SUBLETTING

(A)                              Landlord’s Consent.  Tenant shall not sell, assign, encumber, mortgage or transfer this Lease or any interest therein, sublet or permit the occupancy or use by others of the Premises or any part thereof, or allow any transfer hereof of any lien upon Tenant’s interest by operation of law or otherwise (collectively, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld conditioned or delayed.  Without limiting Landlord’s right to withhold such consent, the withholding of such consent may be based upon, but not limited to, the following:

(i)                                     In the reasonable judgment of Landlord, the subtenant or assignee (A) is, of a character or engaged in a business or proposes to use the Premises in a manner which is not in keeping with the standards of Landlord for the Building or (B) has an unfavorable reputation or credit standing;

(ii)                                  Either the area of the Premises to be sublet or the remaining area of the Premises is not regular in shape with appropriate means of ingress or egress suitable for normal renting purposes only if Landlord exercises rights pursuant to Subsection (C) below;

(iii)                               Tenant is in Default under this Lease beyond any applicable cure period;

(iv)                              Is then an occupant or tenant of any other space in the Building unless there is no vacancy in the Building;

(v)                                 The proposed sublessee or assignee is a person or entity with whom Landlord is then negotiating to lease space in the Building; or

(vi)                              The proposed assignment or sublease instrument does not have the substance or form which is reasonably acceptable to Landlord.

Any Transfer which is not in compliance with the provisions of this Article shall, at the option of Landlord, be void and of no force or effect.

(B)                                Notice To Landlord.    Tenant shall provide written notice of the proposed assignee, sublettee or transferee, as applicable, which notice shall provide Landlord with (i) the name and address of the proposed subtenant, assignee, pledgee, mortgagee or transferee, (ii) a reasonably detailed description of such person or entity’s business, (iii) detailed financial references for such person or entity, (iv) a true and complete copy of the proposed sublease, assignment, pledge, mortgage or other conveyance and all related documentation, and (v) such other information as Landlord may reasonably require.

(C)                                Landlord’s Right Of Recapture. Tenant shall, by written notice in the form specified above, advise Landlord of Tenant’s intent on a stated date to Transfer any part or all of the Premises or its interest therein for the balance or any part of the Term, and, in such event, Landlord shall have the right, to be exercised by giving written notice to Tenant within ten (10) business days after receipt of Tenant’s notice, to recapture the space described in Tenant’s notice and such recapture notice shall, if given, cancel and terminate this Lease with respect to the space therein described as of the date stated in Tenant’s notice.  If Tenant’s notice shall cover all of the space hereby demised, and Landlord shall elect to give the aforesaid recapture notice with respect thereto, then the Term shall expire and end on the date stated in Tenant’s notice as fully and completely as if that date had been herein definitely fixed for the expiration of the Term.  If, however, this Lease is terminated pursuant to the foregoing with respect to less than the entire Premises, the Base Rent and additional Rent then in effect shall be adjusted on the basis of the number of rentable square feet retained by Tenant in proportion to the original rentable area of the Premises, and this Lease as so amended shall continue thereafter in full force and effect. If Landlord, upon receiving Tenant’s notice that it intends to sublet or assign any such space, shall not exercise its right to recapture the space described in Tenant’s notice, Landlord will, as hereinabove provided, determine whether to approve Tenant’s request to sublet or assign the space covered by its notice.

(D)                               Excess Rent.  If Tenant shall sublet Premises or any part thereof or assign any interest in this Lease at a rental rate (or additional consideration) in excess of the then current Base Rent and Operating Expenses and Taxes per rentable square foot, one-half (½) all of said excess Rent (or additional consideration) shall be and become the property of Landlord and shall be paid to Landlord as it is received by Tenant (after taking into consideration Tenant’s reasonable brokerage (excluding commissions paid to brokers who are Tenant’s affiliates), legal and other expenses (“Tenant’s Costs”) incurred in connection with such assignment or, in the case of a sublease, less the monthly pro rata share of such Tenant’s Costs as determined by dividing such Tenant’s Costs by the number of months in the term of such sublease).  If Tenant shall sublet the Premises or any part thereof, Tenant shall be responsible for all actions and neglect of the subtenant and its officers, partners, employees, agents, guests and invitees as if such subtenant and such persons were employees of Tenant.  Nothing in this Section shall be construed to relieve Tenant from the obligation to obtain Landlord’s prior written consent to any proposed sublease.

(E)                                 Included And Excluded Transfers.  Any dissolution, merger, consolidation or other reorganization, or the sale, transfer or redemption of a controlling interest of the ownership interests of the entity that is Tenant, in one or more transactions, shall be deemed a voluntary assignment of this Lease and subject to the provisions of this Article. Neither this Lease nor any interest therein nor any estate created thereby shall pass by operation of law or otherwise to any trustee, custodian or receiver in bankruptcy of Tenant or any assignee for the assignment of the benefit of creditors of Tenant.  Notwithstanding any provision of this Lease to the contrary, provided that Tenant remains liable on this Lease, provides Landlord with prior written notice and names of the applicable transferee, Tenant is not then in default, then the following transfers will not require Landlord’s prior consent:

(i)                                     a transfer to any entity which is wholly owned by Tenant;

(ii)                                  a transfer to any entity which owns all of the outstanding ownership interests of Tenant (“Parent”);

(iii)                               a transfer to any entity which is wholly owned by Tenant’s Parent;

(iv)                              a transfer to any entity which merges with Tenant or purchases substantially all of Tenant’s assets, provided that such transferee or surviving corporation has a net worth at least as favorable as Tenant; or

(v)                                 a transfer over a nationally-recognized stock exchange.

(F)                                 No Waiver.  The consent by Landlord to any Transfer shall not be construed as a waiver or release of Tenant from liability for the performance of all covenants and obligations to be performed by Tenant under this Lease, and Tenant shall remain liable therefor, nor shall the collection or acceptance of Rent from any assignee, subtenant or occupant constitute a waiver or release of Tenant from any of its obligations or liabilities under this Lease.  Any consent given pursuant to this Article shall not be construed as relieving Tenant from the obligation of obtaining Landlord’s prior written consent to any subsequent assignment or subletting.

(G)                                Marketing.  Tenant hereby agrees to list the Premises (or portion thereof) for subleasing or assignment through a broker or real estate agent reasonably acceptable to Landlord.

(H)                               Document Review.  Tenant shall pay to Landlord a transfer request fee not to exceed $1,000.00 contemporaneous with Tenant’s request for approval of an assignment, subletting or transfer required above.  All documents utilized by Tenant to evidence any subletting or assignment for which Landlord’s consent has been requested, shall be subject to prior approval by Landlord or its attorney.

(I)                                    Options.  Tenant acknowledges and agrees that any and all options granted under this Lease, if any (including, without limitation, options regarding termination, renewal except transfers under Section 13(E) above, extension, expansion, offer and/or refusal), shall be deemed to be personal to Tenant and if Tenant subleases, assigns or otherwise transfers any interest hereunder prior to the exercise of such option, such option shall lapse and be of no further force or effect.

(J)                                   Landlord’s Assignment. Landlord may transfer and assign, in whole or in part, its rights and obligations in the Building or Premises that are the subject to this Lease, in which case Landlord shall have no further liability hereunder, provided that such transferee assumed the obligations.

ARTICLE 14 - CARE OF PREMISES

Tenant further covenants and agrees that during said Lease Term it will keep said Premises and every part thereof and all Buildings at any time situated thereon in a clean and safe condition and generally that it will in all respects and at all times duly comply with all lawful health and police regulations and also that it will keep the improvements at any time situated upon the Premises safe, secure and comfortable to the lawful and valid requirements applicable thereto.

ARTICLE 15 - ALTERATION BY TENANT

(A)                              Tenant is hereby given the right, at its sole cost and expense, at any time during the term hereof, to make any alterations or improvements to the interior of the Premises which Tenant may deem necessary or desirable for its purposes; provided, however, that no alterations or improvements shall be made without the written approval of Landlord, which written approval shall not be unreasonably withheld, conditioned or delayed. Landlord’s approval of any plans, specifications or work drawings shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency or compliance with any laws, rules and regulations of governmental agencies or authorities.  Notwithstanding the foregoing, Tenant shall not be obligated to receive the written consent of Landlord for interior alterations or improvements to the Premises if said alterations or improvements do not in any way affect the Building’s structure or Building’s systems and Tenant is not required by applicable law to obtain a permit to perform the alteration or improvement and cost less than $10,000 in the aggregate on a per project basis (Tenant must still satisfy all insurance requirements and provide Landlord with at least five (5) business days’ prior written notice of such improvements).

(B)                                All work herein permitted shall be done and completed by Tenant in a good and workmanlike manner and in compliance with all requirements of law and of governmental rules and regulations.  Tenant agrees to indemnify Landlord against all mechanics’ or other liens arising out of any of such work, and also against any and all claims for damages or injury which may occur during the course of any such work.  Landlord agrees to join with Tenant in applying for all permits necessary to be secured from governmental authorities and to promptly execute such consents as such authorities may require in connection with any of the foregoing work.

(C)                                Landlord may require that Tenant remove any or all said alterations, improvements or additions at the expiration of the term, and restore the Premises to their prior condition by giving Tenant notice of the same at the time Tenant requests Landlord’s consent.  Unless Landlord requires their removal, all alterations, additions and improvements which may be made on the Premises, shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Lease Term.  Tenant shall repair any damage to the Premises caused by the installation or removal of Tenant’s trade fixtures, furnishings and equipment.  Without limitation to the generality of the foregoing, at all times during the term of this Lease, Tenant shall ensure that all wiring and cabling that it installs within the Premises or Building complies with all provisions of local fire and safety codes, as well as with the National Electric Code.  Further, upon the expiration or sooner termination of the Term, Tenant shall remove all wiring and cabling within the Premises and the Building (including the plenums, risers and rooftop) placed there by or at the direction of Tenant, unless excused in writing by Landlord.  Without limitation to the remedies available to Landlord in the event that Tenant fails to comply with the terms and conditions of this subsection, Tenant shall forfeit such sums from the Security Deposit (or otherwise pay to Landlord) an amount that Landlord pays for the removal and disposal of any such wires and cabling.

ARTICLE 16 - CONDEMNATION

(A)                              If the Premises shall be wholly taken by exercise of right of eminent domain, then this Lease shall terminate from the day the possession of the whole of the Premises shall be required under the exercise of such power of eminent domain.  Any award for the taking of all or part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord.  Tenant reserves such separate rights as it may have against the condemning authority to claim damages for loss of its trade fixtures and the cost of removal and relocation expenses.

(B)                                If such part of the Building or buildings in which Tenant’s business is operated shall be condemned so as to substantially and materially hamper the operation of Tenant’s business, then the Rent payable hereunder shall be reduced in the proportion that the remaining area of the Premises bears to the original area of the entire Premises leased hereunder.  If the parties are unable to agree upon the amount of the reduction in Rent within seven (7) days from the date Tenant’s business is substantially and materially hampered, then it shall be arrived at by arbitration, each party to select an arbitrator and if the two arbitrators are unable to agree they shall select a third arbitrator and the three arbitrators so selected shall determine the amount of such reasonable reduction.  It is agreed that the findings of the arbitrators shall be binding upon the parties.

ARTICLE 17 - SUBORDINATION

Tenant shall, upon the written request of Landlord, agree to the subordination of this Lease and the lien hereof to the lien of any present or future mortgage upon the premises irrespective of the time of execution or the time of recording of any such mortgage.  No such subordination shall permit material interference with Tenant’s rights hereunder so long as Tenant is not in default hereunder beyond any applicable cure period, Tenant’s rights hereunder shall not be disturbed but shall continue in full force and effect.  In the event of subordination of this Lease, Landlord will attempt to obtain from the holder of any such mortgage, a written agreement with Tenant to the effect that (A) in the event of a foreclosure or other action taken under the mortgage by the holder thereof, this Lease and the rights of Tenant hereunder shall not be disturbed but shall continue in full force and effect so long as Tenant shall not be in default hereunder; and (B) such holder will agree that in the event it or any successor assign shall be in possession of the Premises, that so long as Tenant shall observe and perform all of the obligations of Tenant to be performed pursuant to this Lease, such Mortgagee will perform all obligations of Landlord required to be performed under this Lease.  The word “Mortgage” as used herein includes mortgages, deeds of trust and any sale-leaseback transactions, or other similar instruments, and modifications, extensions, renewals, and replacements thereof, and any and all advances thereunder.

ARTICLE 18 - ACCESS TO PREMISES

So long as the exercise of such rights does not unreasonably interfere with Tenant’s use of or access to the Premises, upon twenty-four (24) hours prior notice to Tenant (or Landlord’s ability to get Tenant’s approval and Landlord coordinates such access with Tenant), Landlord and its authorized agents shall have access to said Premises at any and all reasonable times during normal business hours to inspect the same and for the purposes pertaining to the rights of Landlord.  Notwithstanding the foregoing, Tenant reserves the right to accompany Landlord and any third parties accessing the Premises.

ARTICLE 19 - RULES AND REGULATIONS

Tenant agrees to comply with all non-discriminatory rules and regulations promulgated by Landlord from time to time of which Tenant has prior written notice concerning the use and enjoyment of the Premises or related facilities.  Among other things, the rules and regulations specifically prohibit outdoor storage.

ARTICLE 20 - COVENANTS OF RIGHT TO LEASE

Landlord covenants that it has good and sufficient right to enter into this Lease and that they alone have full right to lease the Premises for the Lease Term aforesaid.  Landlord further covenants that upon performing the terms and obligations of Tenant under this Lease, Tenant will have quiet enjoyment throughout the Lease Term and any renewal or extension thereof.

ARTICLE 21 - MECHANIC’S LIENS

Neither Tenant nor anyone claiming by, through, or under the lease, shall have the right to file or place any mechanic’s lien or other lien of any kind or character whatsoever upon said Premises or upon any Building or improvement thereon, or upon the leasehold interest of Tenant therein, and notice is hereby given that no contractor, subcontractor, or anyone else who may furnish any material, service or labor for any building, improvements, alteration repairs or any part thereof, shall at any time be or become entitled to any lien thereon, and for the further security of Landlord, Tenant covenants and agrees to give actual notice thereof in advance, to any and all contractors and subcontractors who may furnish or agree to furnish any such material, service or labor.

ARTICLE 22 - EXPIRATION OF LEASE AND SURRENDER OF POSSESSION

(A)                              Holding Over.  Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord.  If Tenant retains possession of the Premises or any part thereof after such termination, then Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes any one of (i) creation of a month-to-month tenancy, upon the terms and conditions set forth in this Lease, or (ii) creation of a tenancy at sufferance, in any case upon the terms and conditions set forth in this Lease; provided, however, that the monthly Rent (or daily Rent under (ii)) shall, in addition to all other sums which are to be paid by Tenant hereunder, whether or not as additional Rent, be equal to double the Rent being paid monthly to Landlord under this Lease immediately prior to such termination (prorated in the case of (ii) on the basis of a 365-day year for each day Tenant remains in possession).  If no such notice is served, then a tenancy at sufferance shall be deemed to be created at the Rent in the preceding sentence.  Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Premises.  The provisions of this paragraph shall not constitute a waiver by Landlord of any right of re-entry as herein set forth; nor shall receipt of any Rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant’s part to be performed.

(B)                                Surrender.  Upon the expiration of this Lease, by lapse of time or otherwise, any and all buildings, improvements or additions erected on said Premises by Tenant shall be and become the property of Landlord without any payment therefor and Tenant shall surrender said Premises, together with all buildings and improvements thereon, whether erected by Tenant or Landlord, ordinary wear and tear and damage by fire or other casualty, condemnation and Landlord’s obligations excepted.  Tenant may install adequate equipment, fixtures and machinery for the carrying on of its business and upon the termination of this Lease by lapse of time or otherwise, provided all Rents and other amounts that may be due and owing to Landlord have been paid and the provisions of this Lease complied with, Tenant may remove such equipment, fixtures and machinery installed by it at Tenant’s cost.  However, upon removal of such equipment, fixtures and machinery, Tenant shall also repair any damage caused by such removal or installation.

ARTICLE 23 - DEFAULT-REMEDIES

The occurrence of one or more of the following events shall constitute a material default and breach of this Lease by Tenant:

(A)                              Failure by Tenant to make payment of any Rent herein agreed to be paid or any other payment required to be made by Tenant hereunder, as and when due, and such a failure shall continue for a period of five (5) business days; provided, however, that Tenant shall be entitled to written notice and an additional five (5) day cure period on two (2) occasions during any twelve (12) month period before there shall be a default hereunder; however, Landlord’s notice to Tenant of the amount of the partial payment of Rent for June 2013 shall not be considered a written notice for the purposes of this Article 23 (A);

(B)                                The making by Tenant of any assignment or arrangement for the benefit of creditors;

(C)                                The filing by Tenant of a petition in bankruptcy or for any other relief under the Federal Bankruptcy Law or any other applicable statute;

(D)                               The levying of an attachment, execution of other judicial seizure upon Tenant’s property in or interest under this Lease, which is not satisfied or released or the enforcement thereof stayed or superseded by an appropriate proceeding within sixty (60) days thereafter;

(E)                                 The filing of an involuntary petition in bankruptcy or for reorganization or arrangement under the Federal Bankruptcy Law against Tenant and such involuntary petition is not withdrawn, dismissed, stayed or discharged within sixty (60) days from the filing thereof;

(F)                                 The appointment of a Receiver or Trustee to take possession of the property of Tenant or of Tenant’s business or assets and the order or decree appointing such Receiver or Trustee shall have remained in force undischarged or unstayed for sixty (60) days after the entry of such order or decree;

(G)                                The vacating or abandonment of the Premises.  Notwithstanding the foregoing, Tenant shall be allowed to cease operations in the Building without causing a default, provided that Tenant: (1) delivers to Landlord a certified forwarding address where Landlord can provide required notice under this Lease, (2) maintains its regularly scheduled HVAC maintenance program as required herein, (3) and preventative maintenance agreements with vendors reasonably approved by the Landlord to maintain the interior of the Premises, including the mechanical, electrical, and plumbing systems in a clean and adequate condition, (4) promptly upon demand reimburses Landlord for any increases in Landlord’s insurance attributable to Tenant’s vacation of the Premises, (5) keeps all utilities to the Premises supplied and heats the Premises (so that pipes don’t freeze), and (6) Tenant is not in default of any of the terms, covenants and conditions, hereof, including the  timely payment of all Rent to Landlord when due or any payment or reimbursement required under this Lease.

(H)                               The failure by Tenant to perform or observe any other term, covenant, agreement or condition to be performed or kept by Tenant under the terms, conditions, or provisions of this Lease, and such a failure shall continue uncorrected for thirty (30) days after written notice thereof has been given by Landlord to Tenant; provided however, if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Tenant has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default.

Then and in any such event Landlord shall have the right, at the option of Landlord to be exercised in accordance with applicable law, then or at any time thereafter while such default or defaults shall continue, to elect either (1) to cure such default or defaults at its own expense and without prejudice to any other remedies which it might otherwise have, any payment made or expenses incurred by Landlord in curing such default with interest thereon at eighteen percent (18%) per annum to be and become additional Rent to be paid by Tenant with the next installment of Rent falling due thereafter; or (2) to re-enter the Premises, with notice, and dispossess Tenant and anyone claiming under Tenant by summary proceedings or otherwise, and remove their effects, and take complete possession of the Premises and either (a) declare this Lease forfeited and the Lease Term ended, or (b) elect to continue this Lease in full force and effect, but with the right at any time thereafter to declare this Lease forfeited and the Lease Term ended.  In such re-entry Landlord may, with process of law, remove all persons from the Premises, and Tenant hereby covenants in such event, for itself and all others occupying the Premises under Tenant, to peacefully yield up and surrender the Premises to Landlord.  Should Landlord declare this Lease forfeited and the Lease Term ended, Landlord shall be entitled to recover from Tenant the Rent and all other sums due and owing by Tenant to the date of termination, plus the costs of curing all of Tenant’s defaults existing at or prior to the date of termination, plus the cost of recovering possession of the Premises, plus the deficiency, if any, between Tenant’s Rent for the balance of the Lease Term provided hereunder and the Rent obtained by Landlord under another lease for the Premises for the balance of the Lease Term remaining under this Lease.  Tenant shall remain liable for payments of all Rent and other charges and costs imposed on Tenant herein, in the amounts, at the times and upon the conditions as herein provided, but Landlord shall credit against such liability of Tenant all amounts received by Landlord from such reletting after first reimbursing itself for all costs incurred in curing Tenant’s defaults and re-entering, preparing and refinishing the Premises for reletting, and reletting the Premises, and for the payment of any procurement fee or commission paid to obtain another tenant, and for the attorney fees and legal costs incurred by Landlord.

Landlord shall use commercially reasonable efforts (consistent with applicable law) to mitigate its damages after an event of default by Tenant; provided, however, Landlord does not guaranty that any such mitigation efforts shall be successful. Tenant hereby acknowledges that  (i) Landlord may reasonably elect to lease other comparable available space in the Building, or in other buildings owned by Landlord or Landlord’s affiliates, before reletting the Premises, (ii) Landlord need not enter into any new lease that Landlord does not reasonably deem to be acceptable, and (iii) Landlord may decline to incur expenses to relet, other than customary leasing commissions and legal fees for negotiation of a lease with a new tenant.

ARTICLE 24 - RE-ENTRY BY LANDLORD

No re-entry by Landlord or any action brought by Landlord to oust Tenant from the Premises shall operate to terminate this Lease unless Landlord shall have given written notice of termination to Tenant, in which event Tenant’s liability shall be as above provided.  No right or remedy granted to Landlord herein is intended to be exclusive of any other right or remedy, and each and every right and remedy herein provided shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing in law or equity or by statute.  In the event of termination of this Lease, Tenant waives any and all rights to redeem the Premises either given by any statute now in effect or hereafter enacted.

ARTICLE 25 - ADDITIONAL RIGHTS TO LANDLORD

(A)                              In addition to any and all other remedies, Landlord may restrain any threatened breach of any covenant, condition or agreement herein contained but the mention herein of any particular remedy or right shall not preclude Landlord from any other remedy or right it may have either at law or equity, or by virtue of some other provision of this Lease; nor shall the consent to one act, which would otherwise be a violation or waiver of or redress for one violation either of covenant, promise agreement undertaking or condition, prevent a subsequent act which would originally have constituted a violation from having all the force and effect of any original violation.

(B)                                Receipt by Landlord of Rent or other payments from Tenant shall not be deemed to operate as a waiver of any rights of Landlord to enforce payment of any Rent, additional Rent, or other payments previously due or which may thereafter become due, or of any rights of Landlord to terminate this Lease or to exercise any remedy or right which otherwise might be available to Landlord, the right of Landlord to declare a forfeiture for each and every breach of this Lease is a continuing one for the life of this Lease.

ARTICLE 26 - SUCCESSORS, ASSIGNS AND LIABILITY

The terms, covenants, conditions and agreements herein contained and as the same may from time to time hereafter be supplemented, modified or amended, shall apply to, bind, and inure to the benefit of the parties hereto and their legal representatives, successors and assigns, respectively.  In the event either party now or hereafter shall consist of more than one person, firm or corporation, then and in such event all such person, firms and/or corporations shall be jointly and severally liable as parties hereunder.

ARTICLE 27 - NOTICES

All notices required under this Lease shall be in writing and shall be deemed to be properly served when posted by certified United States mail, postage prepaid, return receipt requested, addressed to the party to whom directed at the address herein set forth in Article 1 or at such other address as may be from time to time designated in writing by the party changing such address.

ARTICLE 28 - MORTGAGEE’S APPROVAL

If Landlord’s mortgagee shall require modifications of the terms and provisions of this Lease, Tenant agrees to execute and deliver to Landlord the agreements required to effect such Lease modification within thirty (30) days after Landlord’s request therefor.  In no event, however, shall Tenant be required to agree to any modification of the provision of this Lease relating to:  the amount of Rent or other charges reserved herein; the size and/or general location of the Premises; the duration and/or Commencement Date of the Lease Term; increasing Tenant’s obligations or reducing the improvements to be made by Landlord to the Premises prior to the delivery of possession.

ARTICLE 29 - ESTOPPEL CERTIFICATES

Tenant agrees that at any time within ten (10) days following written notice from Landlord, it will execute, acknowledge and deliver to Landlord or any proposed mortgagee or purchaser a statement in writing certifying whether this Lease is in full force and effect and, if it is in full force and effect, what modifications have been made to the date of the certificates and whether or not any defaults or offsets exist with respect to this Lease and, if there are, what they are claimed to be and setting forth dates to which Rent or other charges have been paid in advance, if any, and stating whether or not Landlord is in default, if so, specifying what the default may be.  The failure of Tenant to execute, acknowledge, and deliver to Landlord a statement as above shall constitute an acknowledgment by Tenant that this Lease is unmodified and in full force and effect and that the Rent and other charges have been duly and fully paid to and including the respective due dates immediately preceding the date of Landlord’s notice to Tenant and shall constitute as to any person, a waiver of any defaults which may exist prior to such notice.

Landlord agrees not to unreasonably withhold its consent to or execution of any similar estoppel certificate requested by any potential assignee or sublessee of Tenant’s interests herein.

ARTICLE 30 - MISCELLANEOUS

(A)                              If any term or provision of this Lease is declared invalid or unenforceable, the remainder of this Lease shall not be affected by such determination and shall continue to be valid and enforceable.

(B)                                This agreement contains the entire Lease contract between the parties hereto.  A short form of this Lease, for the purpose of recording, may be executed by the parties simultaneously herewith and if either party desires to record this Lease, the short form shall be used for that purpose.

(C)                                The parties executing this Lease warrant that this agreement is being executed with full corporate authority and that the officers whose signatures appear hereon are duly authorized and empowered to make and execute this Lease in the name of the corporation by appropriate and legal resolution of its Board of Directors.

(D)                               Unless the context clearly denotes the contrary, the word “Rent” or “Rental” as used in this Lease not only includes cash Rental, but also all other payments and obligations to pay assumed by Tenant, whether such obligations to pay run to Landlord or to other parties.

(E)                                 It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use of or occupancy of the Premises or any claim of injury or damage and any emergency statutory or any other statutory remedy.  If Landlord commences any summary proceeding for nonpayment of Rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

(F)                                 Neither Landlord nor Tenant shall be considered in default or breach of any of the terms, covenants and conditions of this Lease on either party’s part to be performed (other than Tenant’s obligation to pay Base Rent or Additional Rent) if either party fails to timely perform same and such failure is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, actualities, Acts of God, acts caused directly or indirectly by the other party or any other cause beyond the reasonable control of either party.

(G)                                In the event either party institutes legal proceedings against the other for breach of or interpretation of any of the terms, conditions or covenants of this Lease, the party against whom a judgment is entered, shall pay all reasonable costs and expenses relative thereto, including reasonable attorneys’ fees of the prevailing party.

(H)                               Tenant acknowledges and agrees that by executing and delivering this Lease to Landlord or Landlord’s agent Tenant has made an offer to Landlord which offer may not be revoked, altered or modified for a period of ten (10) business days and, thereafter, only if Landlord has failed to countersign a copy of this Lease prior to Landlord’s receipt of a written revocation.

(I)                                    OFAC Compliance.

(a)                                  Tenant represents and warrants that:  (1) To the best of Tenant’s knowledge, after reasonable inquiry, Tenant and each person or entity owning an interest in Tenant is:  (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and;  (ii) is not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States;  (2) None of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined);  (3) No Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly);  (4) None of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and;  (5) Tenant has implemented procedures, and will consistently apply those procedures to ensure the foregoing representations and warranties remain true and correct at all times.

(b)                                 Tenant covenants and agrees:  (1) To comply with all requirements of law relating to money   laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect;  (2) To immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached;  (3) To not knowingly use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease, and  (4) At the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

(c)                                  Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Lease Term shall be a material default of the Lease.  Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material default of the Lease.

(d)                                 Tenant shall also require and shall take reasonable measures to ensure compliance with the requirement that no person who owns any other direct interest in the Tenant is or shall be listed on any of the Lists or is an Embargoed Person.  The term Embargoed Person means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law (“Embargoed Person”).  This Subsection (d) shall not apply to any person to the extent that such person’s interest in the Tenant is through a U.S. Publicly-Traded Entity.  As used in this Agreement, U.S. Publicly-Traded Entity means a Person, other than an individual, whose securities are listed on a national securities exchange, or quoted on an automated quotation system, in the United States, or a wholly-owned subsidiary of such a person (“U.S. Publicly-Traded Entity”).

(J)                                   Tenant shall have the right to install a Wireless Fidelity Network (“Wi-Fi Network”) within the Premises for the use of Tenant.  Notwithstanding anything to the contrary contained herein, Tenant shall, at its sole cost and expense, return the Premises to the condition as existed on the date immediately prior to the commencement of the Lease term, including, without limitation, removal of the Wi-Fi Network from the Premises, prior to the expiration or sooner termination of the Lease term.   Tenant agrees that Tenant’s communications equipment associated with the Wi-Fi Network that will not cause radio frequency, electromagnetic, or other interference to any other party, or occupants of the Building or any other party.  Should any interference occur, Tenant shall take all necessary steps as soon as commercially practicable and no later than three calendar days following such occurrence to correct such interference.  If such interference continues after such three-day period, Tenant shall immediately cease operating Tenant’s Communications Equipment until such interference is corrected or remedied to Landlord’s satisfaction.  Tenant acknowledges that Landlord has granted and/or may grant leases, licenses and/or other rights to other tenants and occupants of the Building and to telecommunication service providers.  Tenant hereby indemnifies, hold harmless, and defends Landlord (except for matters directly resulting from Landlord’s gross negligence or willful misconduct) against all claims, losses or liabilities arising as a result of Tenant’s use and/or construction of any Wi-Fi Network.

ARTICLE 31 - DEFAULT RATE OF INTEREST

All amounts owed by Tenant to Landlord pursuant to any provision of this Lease shall bear interest from the date due until paid at eighteen percent (18%) per annum, unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event said lesser rate shall be charged.

ARTICLE 32 - EXCULPATORY PROVISIONS

It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements herein made on the part of Landlord while in form purporting to be the representations, warranties, covenants, undertakings and agreements of Landlord are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by Landlord or for the purpose or with the intention of binding Landlord personally, but are made and intended for the purpose only of subjecting Landlord’s interest in the Premises to the terms of this Lease and for no other purpose whatsoever.

ARTICLE 33 - MORTGAGE PROTECTION

Tenant agrees to give any holder of any first mortgage or first trust deed in the nature of a mortgage (both hereinafter referred to as a “First Mortgage”) against the Premises, or any interest therein, by registered or certified mail, a copy of any notice or claim of default served upon Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of Landlord’s interest in leases, or otherwise) of the address of such First Mortgage holder.  Tenant further agrees that if Landlord shall have failed to cure any such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the holder of the First Mortgage shall have an additional thirty (30) days within which to cure or correct such Default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such holder of the First Mortgage has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default, including the time necessary to obtain possession if possession is necessary to cure or correct such default).

ARTICLE 34 - RECIPROCAL COVENANT ON NOTIFICATION OF ADA VIOLATIONS

Within ten (10) days after receipt, Landlord and Tenant shall advise the other party in writing, and provide the other with copies of (as applicable), any notices alleging violation of the Americans with Disabilities Act of 1990 (“ADA”) relating to any portion of the property or the Premises; any claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the property or the Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the property or the Premises.

ARTICLE 35 - LAWS THAT GOVERN

Landlord and Tenant agree that the term and conditions of this Lease shall be governed by the Laws of the State of Minnesota.

ARTICLE 36 - FINANCIAL STATEMENTS

Within ten (10) business days after Landlord’s request, but not more frequently than one time per year unless sale, refinance or default, Tenant shall deliver to Landlord the current financial statements of Tenant, and financial statement of the two (2) years prior to the current financial statements year, with an opinion of a certified public accountant.  This information includes a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

ARTICLE 37 - RELOCATION OF TENANT

Intentionally Deleted.

ARTICLE 38 - CONFIDENTIALITY

Tenant agrees that this Agreement of Lease will be kept confidential and shall not, without Landlord’s prior written consent, be disclosed by Tenant or by its agents, representatives and employees who have a need to know and who are informed by Tenant of the confidential nature of the Agreement of Lease.

ARTICLE 39 – SIGNAGE

With the prior consent of Landlord, which consent will not be unreasonably withheld, conditioned or delayed, Tenant will have a right, at its sole cost and expense, to place its name and logo on the front door and other doors to the Premises and its name on the Building and building identification signs in accordance with all governmental rules and ordinances applicable to the same.  Tenant shall be responsible for removing their signs at the termination of the Lease.

ARTICLE 40 – Smoking Restriction

Landlord and its property management personnel shall make a reasonable effort to prevent smoking by tenants of the building within 100 feet of Tenant’ entrances, exits or common areas.

IN WITNESS WHEREOF, the parties hereto may execute this Lease in counterpart copies, each of which shall be deemed originals or Landlord and Tenant have executed this Lease the date and year noted below.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SIGNATURE PAGE

LANDLORD:

SILVER PRAIRIE CROSSROADS, LLC

By:	PRINCIPAL SILVER, LLC,
its sole member

By:	Principal Enterprise Capital Holdings, LLC,
its managing member

By:	Principal Enterprise Capital, LLC,
its manager

By:	/s/ Bruce K. Bruene
Name:	Bruce K. Bruene
Title:	Managing Partner

By:	/s/ P. Mare Poggioli
Name:	P. Mare Poggioli
Title:	Managing Partner

TENANT:

SUNSHINE HEART INC.,
a Delaware corporation

By:	/s/ Jeffrey S. Mathiesen
Name:	Jeffrey S. Mathiesen
Title:	CFO

CONSULT YOUR ATTORNEY:   This document has been prepared for approval by your attorney.  No representation or recommendation is made by Broker as to the legal sufficiency, legal effect, or tax consequence of this document or the transaction to which it relates.  These are questions for your attorney and financial advisors.

RIDER TO LEASE

1.                                      One Time Right of Offer.

(a)                                  Offer Space.  If, at any time during the initial Term and the Extension Option has not lapsed, but on only one (1) occasion, Landlord desires to actively market that space that is currently vacant, containing approximately 11,693 rentable square feet of space, Landlord shall give Tenant written notice (“Offer Space Notice”) of such event.  Such notice shall identify the location, configuration and size of the space (“Offer Space”), as well as the applicable business terms under which Landlord is willing to lease such space (such as duration, commencement date, concessions, base rent, and additional rent).  Within ten (10) business days after the date the Offer Space Notice is given to Tenant, the time of giving of such notice to be of the essence of this Section, Tenant shall give Landlord written notice (“Offer Acceptance Notice”) of its election to lease the entire Offer Space.

(b)                                 Amendment.  After receipt of any such Offer Acceptance Notice, Landlord and Tenant shall enter into an amendment to this Lease acceptable to Landlord and Tenant to amend the Lease pursuant to the terms and conditions of the Offer Space Notice.  Except as set forth in the Offer Space Notice, the terms and conditions of the Lease as they apply to the Premises shall govern Tenant’s lease of the Offer Space.

(c)                                  Failure to Exercise.  In the event that Tenant fails to exercise its right as aforesaid within ten (10) business days of the date the Offer Space Notice is given to Tenant or, in the event Tenant shall have exercised its right and Tenant shall not have executed an amendment of this Lease as aforesaid within ten (10) business days from the date the Tenant is given such an Amendment, Tenant shall be deemed to have waived its right under this Section.

(d)                                 Subordination.  Tenant’s right of offer granted hereunder shall be subordinate to any and all existing rights or interests conferred to other tenants for all or any portion of the Offer Space, as contained in any lease, or otherwise, in effect on the date of execution of this Lease including, without limitation, (i) options or rights regarding renewal, extension or expansion, (ii) subleases and (iii) assignments.

(e)                                  Not Transferable.  Tenant acknowledges and agrees that any right of offer granted herein shall be deemed personal to Tenant and if Tenant subleases, assigns or otherwise transfers any interests under this Lease prior to the exercise of any right of offer granted under this Section, such right shall lapse and be of no further force or effect.

(f)                                    No Default.  Tenant shall be deemed to have waived its rights under this Section in the event that Tenant is in default under the Lease beyond any applicable notice and grace period as of the date of either the Offer Space Notice or Offer Acceptance Notice.

EXHIBIT A

(FLOOR PLAN)

See Exhibit B-1 for a footprint of the Premises.

EXHIBIT B

(Work Letter)

This is the Work Letter referred to in and specifically made a part of the Lease to which this Exhibit B is annexed, covering the Premises, as more particularly described in the Lease.  Landlord and Tenant agree as follows:

1.                                       Defined Terms.  The following defined terms shall have the meaning set forth below and, unless provided to the contrary herein, the remaining defined terms shall have the meaning set forth in the Lease:

Landlord’s Representative:

Gary Lidstone of CB Richard Ellis. Landlord has designated Landlord’s Representative as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of Landlord as required in this Work Letter. Landlord shall not change Landlord’s Representative except upon notice to Tenant. Tenant acknowledges that neither Tenant’s architect nor any contractor engaged by Tenant is Landlord’s agent and neither entity has authority to enter into agreements on Landlord’s behalf or otherwise bind Landlord.

Tenant’s Representative:

Kirk Stremke. Tenant has designated Tenant’s Representative as its representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of Tenant as required in this Work Letter. Tenant shall not change Tenant’s Representative except upon prior written notice to Landlord.

Allowance:

The lesser of (a) One Hundred Seventy-Two Thousand Three Hundred Eighty-Six and No/100 Dollars ($172,386.00) or (b) the actual cost of Landlord’s Work and Tenant Work, as defined below; provided, however, Tenant may apply the difference to the cost of other mutually acceptable initial leasehold improvements to the Premises.

Construction Management Fee:

Three percent (3%) of the actual hard construction costs for Tenant’s Work, for Landlord’s costs resulting from Landlord’s review of the Plans, construction management costs, use of facilities and other such costs incurred by Landlord as a result of Tenant’s Work

General Contractor:	MP Johnson

2.                                       Landlord’s Work.  Tenant accepts the Premises in its current “AS IS” condition and acknowledges that Landlord shall have no obligation to do any work in or on the Premises to render it ready for Tenant’s use or occupancy; provided, however, that Landlord shall deliver the Premises in the condition set forth on the attached Exhibit B-1 (“Landlord’s Work”).  If Landlord determines that the cost of Landlord’s Work will exceed the Allowance, then prior to commencement of Landlord’s Work, Landlord will submit to Tenant a cost estimate for Landlord’s Work (“Cost Estimate”) which Tenant shall approve or reject within five (5) days after receipt thereof.  Tenant’s failure to reject the Cost Estimate within said five (5) day period shall be deemed to be an acceptance thereof.  If Tenant rejects the Cost Estimate, Tenant shall, together with such rejection, propose such changes to the Plans as will cause the Cost Estimate to be acceptable.  If the accepted Cost Estimate exceeds the Allowance, then Tenant shall pay to Landlord the amount of such excess within thirty (30) business days after receipt by Tenant of a bill therefor, but in no event later than the Commencement Date.

A.                                   Extra Work; Omissions.  Tenant may request substitutions, additional or extra work and/or materials over and above Landlord’s Work (“Extra Work”) to be performed by Landlord, provided that the Extra Work, in Landlord’s reasonable judgment, (1) shall not delay completion of Landlord’s Work or the Commencement Date of the Lease; (2) shall be practicable and consistent with existing physical conditions in the Building and any other plans for the Building which have been filed with the appropriate municipality or other governmental authorities having jurisdiction thereover; (3) shall not impair Landlord’s ability to perform any of Landlord’s obligations hereunder or under the Lease or any other lease of space in the Building; and (4) shall not affect any portion of the Building other than the Premises.  All Extra Work shall require the installation of new materials at least comparable to Building standards and any substitution shall be of equal or greater quality than that for which it is substituted.  In the event Tenant requests Landlord to perform Extra Work and if Landlord accedes to such request, then and in that event, prior to commencing such Extra Work, Landlord shall submit to Tenant a written estimate (“Estimate”) for said Extra Work to be performed.  Within five (5) days after Landlord’s submission of the Estimate, Tenant shall, in writing, either accept or reject the Estimate.  Tenant’s failure either to accept or reject the Estimate within said ten (10) day period shall be deemed rejection thereof.  In the event that Tenant rejects the Estimate or the Estimate is deemed rejected, Tenant shall within five (5) days after such rejection propose to Landlord such necessary revisions of the Plans so as to enable Landlord to proceed as though no such Extra Work had been requested.  Should Tenant fail to submit such proposals regarding necessary revisions of the Plans within said five (5) day period, Landlord, in its sole discretion, may proceed to complete Landlord’s Work in accordance with the Plans already submitted, with such variations as in Landlord’s sole discretion may be necessary so as to eliminate the Extra Work.  Tenant may request the omission of an item of Landlord’s Work, provided that such omission shall not delay the completion of Landlord’s Work and Landlord thereafter shall not be obligated to install the same.  Credits for items deleted or not installed shall be granted in amounts equal to credits obtainable from subcontractors or materialmen.  In no event shall there be any cash credits.  In the event Landlord performs Extra Work hereunder, Tenant shall pay to Landlord, upon acceptance of the Estimate a sum equal to the Estimate to the extent the Estimate together with the amount set forth in the Cost Estimate exceeds the Allowance.

B.                                     Substantial Completion and Punch List.  When Landlord is of the opinion that Landlord’s Work is complete and Landlord has received a certificate of occupancy or other similar final approval from the governmental authority having jurisdiction over the Premises allowing Tenant to lawfully occupy the Premises, then Landlord shall so notify Tenant.  Tenant agrees that upon such notification, Tenant promptly (and not later than two (2) business days after the date of Landlord’s said notice) will inspect the Premises and furnish to Landlord a written statement that Landlord’s Work has been completed and are complete as required by the provisions of this Exhibit and the Lease with the exception of certain specified and enumerated items (hereinafter referred to as the “Punch List”).  Tenant agrees that at the request of Landlord from time to time thereafter, Tenant will promptly furnish to Landlord revised Punch Lists reflecting any completion of any prior Punch List items.  It is mutually agreed that if the Punch List or any revised Punch List consists only of items which would not materially impair Tenant’s use or occupancy of the Premises, then, in such event, Tenant will acknowledge in writing that Landlord’s Work is complete and accept possession of the Premises (“Substantial Completion Date” or “Date of Substantial Completion”); provided, however, that such acknowledgment of acceptance shall not relieve Landlord of its obligations to promptly complete all such Punch List items.  Notwithstanding the foregoing, in no event shall Landlord be obligated to repair latent defects, not originally listed on the Punch List, beyond a period of twelve (12) months after the Substantial Completion Date.  Promptly after the Substantial Completion Date, the parties will execute an instrument in the form attached hereto as Exhibit D.  The Commencement Date shall not be delayed due to any Tenant Delay in the Substantial Completion Date.   If Landlord’s Work is not substantially complete due to any special equipment, fixtures or materials, changes, alterations or additions requested by Tenant or the delay or failure of Tenant in supplying information or approving or authorizing any applicable plans, specifications, estimates or other matters, or any other act or omission of Tenant, then there shall be a Tenant Delay.   In the event the Substantial Completion Date is delayed due to one or more Tenant Delays, then the Substantial Completion Date shall be modified to be the earlier of the Substantial Completion Date or the date Landlord’s Work would have been complete but for any Tenant Delays.

C.                                     Tenant’s Entry Prior to Commencement Date.  Landlord may permit Tenant or its agents or laborers to enter the Premises at Tenant’s sole risk prior to the Commencement Date in order to perform through Tenant’s own contractors the Tenant Work and such other work as Tenant may desire, at the same time that Landlord’s contractors are working in the Premises.  The foregoing license to enter prior to the Commencement Date, however, is conditioned upon Tenant’s labor not interfering with Landlord’s contractors or with any other tenant or its labor.  If at any time such entry shall cause disharmony, interference or union disputes of any nature whatsoever, or if Landlord shall, in Landlord’s reasonable judgment, determine that such entry, such work or the continuance thereof shall interfere with, hamper or prevent Landlord from proceeding with the completion of the Building or Landlord’s Work at the earliest possible date, this license may be withdrawn by Landlord immediately upon written notice to Tenant.  Such entry shall be deemed to be under and subject to all of the terms, covenants and conditions of the Lease, and Tenant shall comply with all of the provisions of the Lease which are the obligations or covenants of Tenant, including, but not limited to, insurance requirements and indemnification obligations, except that the obligation to pay Rent shall not commence until the Commencement Date.  In the event that Tenant’s agents or laborers incur any charges from Landlord, including, but not limited to, charges for use of construction or hoisting equipment on the Building site, such charges shall be deemed an obligation of Tenant and shall be collectible as Rent pursuant to the Lease, and upon default in payment thereof, Landlord shall have the same remedies as for a default in payment of Rent pursuant to the Lease.

D.                                    Time is of the Essence.  Landlord and Tenant mutually acknowledge that Landlord’s construction process in order to complete the Premises requires a coordination of activities and a compliance by Tenant without delay of all obligations imposed upon Tenant pursuant to this exhibit and that time is of the essence in the performance of Tenant’s obligations hereunder and Tenant’s compliance with the terms and provisions or this exhibit.

3.                                       Tenant’s Work.  The “Tenant Work” shall mean the interior walls, partitions, doors, door hardware, wall coverings, wall base, counters, lighting fixtures, electrical and telephone wiring, cabling for computers, metering and outlets, ceilings, floor and window coverings, HVAC system, fire sprinklers system, and other items of general applicability that Tenant desires to be installed in the interior of the Premises, which are attached hereto as Exhibit B-2. Tenant shall promptly commence and diligently prosecute to full completion the Tenant Work in accordance with the Drawings.  The parties agree that no demolition work or other Tenant Work shall be commenced on the Premises until such time as Tenant has provided to Landlord copies of the demolition and building permits required to be obtained from all applicable governmental authorities and all other conditions precedent have been fully satisfied.  All materials, work, installations, equipment and decorations of any nature whatsoever brought on or installed in the Premises before the commencement of the Term or during the Term shall be at Tenant’s risk, and neither Landlord nor any party acting on Landlord’s behalf shall be responsible for any damage thereto or loss or destruction thereof due to any reason or cause whatsoever, excluding by reason of Landlord’s gross negligence or willful or criminal misconduct.

A.                                   Drawings.  Tenant shall engage and pay for the services of a licensed architect to prepare a space layout, drawings and specifications for all of the Tenant Work (the “Drawings”), which architect shall be subject to Landlord’s reasonable approval (the “Architect”).  Tenant shall devote such time in consultation with the Architect as shall be necessary to enable the Architect to develop complete and detailed architectural, mechanical and engineering drawings and specifications, as necessary, for the construction of the Tenant Work, showing thereon all of the Tenant Work.  Tenant hereby acknowledges and agrees that it is Tenant’s sole and exclusive responsibility to cause the Tenant Work and the Drawings to comply with all applicable laws, including the Americans with Disabilities Act and other ordinances, orders, rules, regulations and requirements of all governmental authorities having jurisdiction thereof.

B.                                     Landlord’s Approval.  On or before the applicable Time Limit set forth below, Tenant shall submit to Landlord complete and final Drawings for the Tenant Work.  The Drawings shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  If Landlord should disapprove such Drawings, Landlord shall specify to Tenant the reasons for its disapproval and Tenant shall cause the same to be revised to meet the Landlord’s and Tenant’s mutual reasonable satisfaction and shall resubmit the same to Landlord, as so revised, on or before the applicable Time Limit set forth below.

C.                                     Selection of Contractors.  It is understood and agreed by the parties that, as hereinafter set forth, Tenant has elected to retain a general contractor and arrange for the construction and installation of the Tenant Work itself in a good and workmanlike manner.  On or before the applicable Time Limit set forth below, Tenant shall submit to Landlord the names of the general contractor, electrical, ventilation, plumbing and heating subcontractors (hereinafter “Major Subcontractors”), as applicable, for Landlord’s approval, which approval shall not be unreasonably withheld.  If Landlord shall reject any Major Subcontractor, Landlord shall advise Tenant of the reason(s) in writing and, Tenant shall choose another Major Subcontractor.  Along with Tenant’s notice of its Major Subcontractors, Tenant shall notify Landlord of its estimate of the total costs for the Tenant Work.  If the final estimate of total costs exceeds Allowance (“Excess Costs”), Tenant must provide to Landlord, reasonably acceptable adequate assurance that Tenant has the financial resources to pay for such Excess Costs.

D.                                    Tenant’s Construction of Tenant Work.

(i)                                     Payment; Liens.  Tenant shall promptly pay any and all costs and expenses in connection with or arising out of the performance of the Tenant Work and shall furnish to Landlord evidence of such payment upon request.  Landlord shall post and serve notices of non-liability in accordance with applicable laws.  In the event any lien is filed against the Building or any portion thereof or against Tenant’s leasehold interest therein, the provisions of Article 15 of the Lease shall apply.

(ii)                                  Indemnity.  Tenant shall indemnify, defend (with counsel reasonably satisfactory to Landlord and Tenant) and hold Landlord harmless from and against any and all suits, claims, actions, loss, cost or expense (including claims for workers’ compensation, attorneys’ fees and costs) based on personal injury or property damage caused in, or contract claims (including, but not limited to claims for breach of warranty) arising from Tenant’s Work.  Tenant shall repair or replace (or, at Landlord’s election, reimburse Landlord for the cost of repairing or replacing) any portion of the Building or item of Landlord’s equipment or any of Landlord’s real or personal property damaged, lost or destroyed in the construction of the Tenant Work.

(ii)                                  Contractors.  The Major Subcontractors employed by Tenant and any subcontractors thereof shall be (a) duly licensed in the state in which the Premises are located, and (b) except as otherwise approved herein, subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.  On or before ten (10) business days prior to the commencement of any construction activity in the Premises, Tenant and Tenant’s contractors shall obtain and provide Landlord with certificates evidencing Workers’ Compensation, public liability and property damage insurance in amounts and forms and with companies reasonably satisfactory to Landlord.  If Landlord should disapprove such insurance, Landlord shall specify to Tenant the reasons for its disapproval within five (5) business days after delivery of such certificates.  Tenant’s agreement with its contractors shall require such contractors to provide daily clean up of the construction area to the extent such clean up is necessitated by the construction of the Tenant Work, and to take reasonable steps to minimize interference with other tenants’ use and occupancy of the Building.  Nothing contained herein shall make or constitute Tenant as the agent of Landlord.  Tenant and Tenant’s contractors shall comply with any other reasonable rules, regulations or requirements that Landlord may impose.

(iv)                              Use of Common Areas.  During the construction period and installation of fixtures period, Tenant shall be allowed to use, at no cost to Tenant, a freight elevator for the purpose of hoisting materials, equipment and personnel to the Premises.  Also during the construction period, Tenant shall ensure that the Building and all common areas and the Premises are kept in a clean and safe condition at all times.  After hours construction activities by Tenant shall require reimbursement to Landlord for its costs for after-hours supervision, which amount shall be in addition to the Construction Management Fee.  Further, all construction activities shall be conducted so as to use reasonable efforts to minimize interference with the use and occupancy of the Building by the tenants thereof.  Such entry shall be deemed to be under all the terms, covenants, provisions and conditions of the Lease.

(v)                                 Coordination.  All work performed by Tenant shall be coordinated with Landlord’s Representative.  Tenant shall timely notify and invite Landlord’s Representative to all construction meetings (with contractors, engineers, architects and others), and supply all documentation reasonably requested by Landlord’s Representative.

(vi)                              Assumption of Risk.  All materials, work, installations, equipment and decorations of any nature whatsoever brought on or installed in the Premises as Tenant Work pursuant to the provisions of this Work Letter before the commencement of the Term or throughout the Term shall be at Tenant’s risk, and neither Landlord nor any party acting on Landlord’s behalf shall be responsible for any damage thereto or loss or destruction thereof due to any reason or cause whatsoever, excluding by reason of Landlord or such other party’s gross negligence or willful or criminal misconduct.

E.                                      Time Limits.  The following maximum time limits and periods shall be allowed for the indicated matters:

Action	Time Limit

Tenant notifies Landlord of its selection of Major Subcontractors.	On or before 10 business days after the date of mutual execution of this Lease.

Landlord approves/disapproves Tenant’s Major Subcontractors.	On or before 10 business days after the date of Landlord’s receipt of the list of Major Subcontractors.

If applicable, Landlord and Tenant mutually approve the final revised list of Major Subcontractors.	On or before 5 business days after the date of Landlord’s receipt of a revised list of Major Subcontractors.

If applicable, Landlord and Tenant mutually approve the final revised Drawings.	On or before 5 business days after the date of Landlord’s receipt of revised Drawings.

Tenant submits Drawings for building permit, if applicable.	On or after the date Tenant and Landlord mutually approve the final, revised Drawings.

Tenant allowed access to the Premises to commence Construction of Tenant Work	After providing copies of the building permit(s) and the contractors meeting all of Landlord’s insurance requirements.

Except as may be otherwise specifically provided for herein, in all instances where either Tenant’s or Landlord’s approval is required, if no written notice of disapproval is given within the applicable Time Limit, at the end of such period the applicable party shall be deemed to have given its approval and the next succeeding time period shall commence.  Any delay in any of the foregoing dates (including any “re-do”, continuation or abatement of any item due to Tenant’s or Landlord’s disapproval thereof) shall automatically delay all subsequent deadlines by a like amount of time.

F.                                      Allowance.  Landlord shall contribute to the costs and expenses of all costs for the planning and design of the Tenant Work, including all permits, licenses and construction fees and constructing the Tenant Work in an amount not to exceed Allowance.  If the final costs for Tenant’s Work exceed Allowance, those Excess Costs shall be paid by Tenant.  Provided this Lease is in full force and effect and Tenant is not in Default hereunder beyond any applicable notice and grace period, Landlord shall pay Allowance to Tenant consistent with the terms and conditions of this Section.  After Tenant’s Work is substantially complete (as provided under Section G hereof), Tenant may submit to Landlord a request in writing for Allowance which request shall include: (a) “as-built” drawings showing all of the Tenant Work, (b) a detailed breakdown of Tenant’s final and total construction costs, together with receipted invoices showing payment thereof, (c) a certified, written statement from the Architect that all of the Tenant Work has been completed substantially in accordance with the Drawings, (d) all required AIA forms, supporting final lien waivers, and releases executed by the Architect, General Contractor, the Major Subcontractors and all subcontractors and suppliers in connection with the Tenant Work, (e) a copy of a certificate of occupancy or amended certificate of occupancy required with respect to the Premises, if applicable, together with all licenses, certificates, permits and other government authorizations necessary in connection with the Tenant Work and the operation of Tenant’s business from the Premises, and (f) proof reasonably satisfactory to Landlord that Tenant has complied with all of the conditions set forth in this Work Letter and has satisfactorily completed the Tenant Work, including, at Landlord’s option, a certificate from Landlord’s construction manager after inspection of the Tenant Work (“Draw Request”).  Upon Landlord’s receipt and approval of the Draw Request, Landlord shall pay the balance of Allowance less the Construction Management Fee.  Payment by Landlord shall be made within thirty (30) days, unless Landlord notifies Tenant, in writing, of its rejection (and the reasons therefor) of any or all of the Draw Request.  To the extent Landlord does not so reject any portion of said Draw Request, Landlord shall timely pay such acceptable portion of the Draw Request.

G.                                     Substantial Completion.  The Tenant Work shall be deemed substantially complete when all work called for by the Drawings has been finished, even though minor items may remain to be installed, finished or corrected (“Substantial Completion Date” or the “Date of Substantial Completion”).  Tenant shall cause the contractors to diligently complete any items of work not completed when the Premises are substantially complete.  In the event of any dispute as to substantial completion of Tenant Improvements, the statement of Landlord’s construction manager shall be conclusive.  Substantial completion shall have occurred notwithstanding punch list items.  Promptly after the Substantial Completion Date, the parties will execute an instrument in the form attached hereto as Exhibit D, setting forth the Commencement Date of the Lease, so that said date is certain and such instrument, when executed, is hereby made a part of this Lease and incorporated herein by reference.

UNDER NO CIRCUMSTANCES SHALL A DELAY IN THE SUBSTANTIAL COMPLETION DATE DELAY THE COMMENCEMENT DATE, RENT OR ANY OTHER APPLICABLE DATES OR OBLIGATIONS OF TENANT.

H.                                    No Representations or Warranties.  Notwithstanding anything to the contrary contained in the Lease or herein, Landlord’s participation in the preparation of the Drawings, the cost estimates for Tenant and the construction of the Tenant Work and/or the Tenant Work shall not constitute any representation or warranty, express or implied, that (i) the Drawings are in conformity with applicable governmental codes, regulations or rules or (ii) the Tenant Work, if built in accordance with the Drawings, will be suitable for Tenant’s intended purpose.  Tenant acknowledges and agrees that the Tenant Work is intended for use by Tenant and the specification and design requirements for such improvements are not within the special knowledge or experience of Landlord.  Landlord’s obligations shall be to review the Drawings; and any additional cost or expense required for the modification thereof to more adequately meet Tenant’s use, whether during or after construction thereof, shall be borne entirely by Tenant.

EXHIBIT B-1

[Diagram Omitted]

Exhibit B2

Tenant submitted contractors for clean room improvements as per Tenant’s work.

Landlord approves the selection of Gerbig Engineering and Allen Mechanical for the improvements described in their attached proposals for improvements to Room 112 and 113 of the plan attached in Exhibit B1.  Furthermore, notwithstanding the requirements for Tenant Work described in the lease under Work Letter as Exhibit B and their fulfillment as a precondition, Landlord agrees that these improvements qualify for reimbursement from any remaining construction allowance funds after Landlord’s Work is completed.

LANDLORD:

SILVER PRAIRIE CROSSROADS, LLC

By:	PRINCIPAL SILVER, LLC,
its sole member

	By:	Principal Enterprise Capital Holdings, LLC,
its managing member

		By:	Principal Enterprise Capital, LLC,
its manager

By:	/s/ Bruce K. Bruene
Name:	Brue K. Bruene
Title:	Managing Partner
Date:	October 24, 2011

[Proposals Omitted]

EXHIBIT C

BUILDING RULES AND REGULATIONS

1.             Any sign, lettering, picture, notice, or advertisement installed on or in any part of the Premises and visible from the exterior of the Building, or visible from the exterior of the Premises, shall be installed at Tenant’s sole cost and expense, and in such manner, character, and style as Landlord may approve in writing.  In the event of a violation of the foregoing by Tenant, Landlord may remove the same without any liability and may charge the expense incurred by such removal to Tenant.

2.             No awning or other projection shall be attached to the outside walls of the Building.  No curtains, blinds, shades, or screens visible from the exterior of the Premises, shall be attached to or hung in, or use in connection with any window or door of the Premises without the prior written consent of Landlord.  Such curtains, blinds, shades, screens, or other fixtures must be of a quality, type, design, and color and attached in the manner approved by Landlord.

3.             Tenant, its servants, employees, customers, invitees, and guests shall not obstruct sidewalks, entrances, passages, corridors, vestibules, halls, or stairways in and about the Building which are used in common with other tenants and their servants, employees, customers, guests, and invitees and which are not a part of the Premises of Tenant.  Tenant shall not place objects against glass partitions or doors or windows which would be unsightly from the Building and will promptly remove any such objects upon notice from Landlord.

4.             Tenant shall not make excessive noises, cause disturbances or vibrations or use or operate any electrical or mechanical devices that emit excessive sound or other waves or disturbances or create obnoxious odors, any of which may be offensive to the other tenants and occupants of the Building, or that would interfere with the operation of any device, equipment, radio, television broadcasting, or reception from or within the Building or elsewhere and shall not place or install any projections, antennas, aerials, or similar devices inside or outside of the Premises or on the Building without Landlord’s approval.

5.             Tenant shall not waste electricity, water, or air conditioning and shall cooperate fully with Landlord to insure the most effective operation of the Building’s heating and air conditioning system and shall refrain from attempting to adjust any controls other than unlocked room thermostats, if any, installed for Tenant’s use.  Tenant shall keep corridor doors closed.

6.             Tenant assumes full responsibility for protecting its space from theft, robbery, and pilferage which includes keeping doors locked and other means of entry to the Premises closed and secured after normal business hours.

7.             Subject to Exhibit E, in no event shall Tenant bring into the Building inflammables such as gasoline, kerosene, naphtha and benzene or explosives or any other article of intrinsically dangerous nature.  If, by reason of the failure of Tenant to comply with the provisions of this subparagraph, any insurance premium for all or any part of the Building shall at any time be increased, Tenant shall make immediate payment of the whole of the increase insurance premium without waiver of any of Landlord’s other rights at law or in equity for Tenant’s breach of this Lease.

8.             Tenant shall comply with all applicable federal, state, and municipal laws, ordinances, and regulations and Building rules and shall not directly or indirectly make any use of the Premises which may be prohibited by any of the foregoing or which may be dangerous to persons or property or may increase the cost of insurance or require additional insurance coverage.

9.             Landlord shall have the right to prohibit any advertising by Tenant which in Landlord’s reasonable opinion tends to impair the reputation of the Building or its desirability as a building for office or industrial use and, upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

10.           The Premises shall not be used for lodging, sleeping, or for any illegal purpose.

11.           Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully and comply strictly with the foregoing rules and regulations and such other and further appropriate rules and regulations as Landlord or Landlord’s agent may from time to time adopt.  Reasonable notice of any additional rules and regulations shall be given in such manner as Landlord may reasonable elect.

12.           Unless expressly permitted by Landlord, no additional locks or similar devices shall be attached to any door or window and no keys other than those provided by Landlord shall be made for any door.  If Tenant desires more than two keys for one lock, Landlord may provide the same upon payment by Tenant.  Upon termination of this Lease or of Tenant’s possession, Tenant shall surrender all keys of the Premises and shall explain to Landlord all combination locks on safes, cabinets, and vaults.

13.           Any carpeting cemented down by Tenant shall be installed with a releasable adhesive.  In the event of a violation of the foregoing by Tenant, Landlord may charge the expense incurred by such removal to Tenant.

14.           The water and wash closets, drinking fountains, and other plumbing fixtures shall not be used by any purpose other than those for which they were constructed and no sweepings, rubbish, rags, coffee grounds, or other substances shall be thrown therein.  All damages resulting from any misuse of the fixtures shall be borne by Tenant who, or whose servants, employees, agents, visitors, or licensees, shall have cause the same.  No person shall waste water by interfering or tampering with the faucets or otherwise.

15.           No electric circuits for any purpose shall be brought into the Premises without Landlord’s written permission specifying the manner in which same may be done.

16.           No animals (excluding service animals) shall be allowed in any office, halls, corridors, or elsewhere in the Building.  Notwithstanding the ban on animals (excluding service animals) in the Building, Landlord may grant or withhold consent to allow certain animals in the Building on a case-by-case basis.  Landlord will only consider granting such consent if (i) the animal is registered with a legitimate and nationally-recognized therapeutic training facility as having completed all applicable training; (ii) the animal is always accompanied by a person which requires the animal to assist with a serious medical or psychological condition, which assistance is prescribed by a licensed medical doctor, psychologist, or equivalent; (iii) the animal does not pose a real, potential, or perceived threat to others in the Building or related facilities; (iv) the animal is trained not to urinate or defecate indoors; and (v) both Tenant and the individual owner of the animal agree in writing to indemnify and hold harmless Landlord from and against any costs, amounts, fees (including, without limitation, reasonable attorneys’ fees), and liabilities relating directly to such animal(s).  Landlord may institute other rules and regulations regarding animals at any time.  Landlord reserves the right to retract consent to any animals at any time.

17.           Tenant shall not throw anything out of the door or windows or down any passageways or elevator shafts.

18.           All loading, unloading, receiving, or delivery of goods, supplies, or disposal of garbage or refuse shall be made only through entryways and freight elevators provided for such purposes and indicated by Landlord.  Tenant shall be responsible for any damages to the Building or the property of its employees or to others and injuries sustained by any person whomsoever resulting from the use of or moving of such articles in or out of the Premises, and shall make all repairs and improvements required by Landlord or governmental authorities in connection with the use or moving of such articles.

19.           All safes, equipment, or other heavy articles shall be carried in or out of the Premises only at such time and in such manner as shall be prescribed in writing by Landlord and Landlord shall in all cases have the right to specify the proper position of any such safe, equipment, or other heavy article which shall only be used by Tenant in a manner which will not interfere with or cause damage to the Premises or the building in which they are located, or to the other tenants or occupants of said building.  Tenant shall be responsible for any damage to the Building or the property of its employees or other and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Premises and shall make all repairs and improvements required by Landlord or governmental authorities in connection with the use or moving of such articles.

20.           Canvassing, soliciting and peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same.

21.           Vending machines shall not be installed without permission of Landlord not to be unreasonably withheld, conditioned or delayed.

22.           Wherever in these Building Rules and Regulations the word “Tenant” occurs, it is understood and agreed that it shall mean Tenant’s associates, agents, clerks, servants, and visitors.  Wherever the work “Landlord” occurs, it is understood and agreed that it shall mean Landlord’s agents, clerks, servants, and visitors.

23.           Tenant, its servants, employees, customers, invitees, and guests shall, when using the common parking facilities, if any, in and around the Building, observe and obey all signs regarding fire lanes, visitor parking, and no parking zones and when parking, always park between the designated lines.  Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no parking or visitor parking zone improperly.  All vehicles shall be parked at the sole risk of the owner and Landlord assumes no responsibility for any damage to or loss of vehicles.  No vehicles shall be parked overnight outside the Premises without notice to Landlord or its agents.  No trailers or over-sized vehicles may be parked in the parking facilities.

24.           All entrance doors to the Premises shall be locked when the Premises are not in use.  All corridor doors shall also be closed during times when the air conditioning equipment in the Building is operating so as not to dissipate the effectiveness of the systems or place an overload thereon.

25.           Landlord reserves the right at any time from time to time upon prior written notice to Tenant to rescind, alter, or waive, in whole or in part, any of these Rules and Regulations when it is deemed necessary, desirable, or proper, in Landlord’s judgment, for its best interest or for the best interest of tenants of the Building.

26.           Tenant, at no cost to Tenant shall fully cooperate with Landlord in any programs in which Landlord may elect to participate relating to the Building’s energy efficiency, environmental efficiency, and/or safety, including, without limitation, the Leadership in Energy and Environmental Design (LEED) program and related Green Building Rating System promoted by the U.S. Green Building Council.  Tenant shall not be required to incur any costs in complying with this Section; provided, however, costs may be included in Operating Expenses to the extent allowable under Article 5 above.  Nothing in this Section shall limit any rights of Tenant under the Lease or unreasonably restrict the operation of Tenant’s business from the Premises.

EXHIBIT D

Confirmation of Lease Terms and Dates

Re:          Office/Industrial Lease (the “Lease”) dated October 21, 2011 by and between SILVER PRAIRIE CROSSROADS, LLC (“Landlord”), SUNSHINE HEART INC., a Delaware corporation (“Tenant”).

The undersigned, as Tenant, hereby confirms as of this            day of                   , 20      , the following:

1.             The Substantial Completion Date for the Premises occurred on                     , 20      , and Tenant is currently occupying the same.

2.             The Commencement Date is December 1, 2011.

3.             The Expiration Date is March 31, 2016.

4.             The schedule of Base Rent is:

	Annual
Dates	Base Rent/RSF (Blended)	Monthly Installment
12/01/11 — 07/31/12	$7.03	$13,603.58
08/01/12 — 03/31/13	$7.03	$0.00	*
04/01/13 — 03/31/14	$7.17	$13,875.65
04/01/14 — 03/31/15	$7.32	$14,153.16
04/01/15 — 03/31/16	$7.46	$14,436.23

* See Lease for additional details.

5.             All alterations and improvements required to be performed by Landlord pursuant to the terms of the Lease to prepare the entire Premises for Tenant’s initial occupancy have been satisfactorily completed subject to Landlord’s completion of the Punch List items on Schedule 1 hereto and Landlord’s repair of latent defects within twelve (12) months of the Substantial Completion Date.  As of the date hereof, Landlord has fulfilled all of its obligations under the Lease.  The Lease is in full force and effect and has not been modified, altered, or amended.  There are no offsets or credits against Rent or other amounts owed by Tenant to Landlord.

TENANT:
SUNSHINE HEART INC.,
a Delaware corporation

By:
Name:
Title:

EXHIBIT E

HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

Your cooperation in this matter is appreciated.  Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord (identified below) to evaluate and finalize a lease agreement with you as tenant.  After a lease agreement is signed by you and the Landlord (the “Lease Agreement”), on an annual basis in accordance with the provisions of the signed Lease Agreement, you are to provide an update to the information initially provided by you in this certificate.  The information contained in the initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Landlord to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas.  Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease Agreement.  Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:	SILVER PRAIRIE CROSSROADS, LLC
c/o PRINCIPAL ENTERPRISE CAPITAL
801 Grand Ave.
Des Moines, Iowa 50392-1370
Attn: Asset Manager of Silver Prairie Crossroads

Name of (Prospective) Tenant:  Sunshine Heart Inc., a Delaware corporation

Mailing Address:  12988 Valley View Road, Eden Prairie, Minnesota 55344

Contact Person, Title and Telephone Number(s):

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s):

Address of (Prospective) Premises:  12988 Valley View Road, Eden Prairie, Minnesota 55344

Length of (Prospective) initial Term: Fifty-two (52) full calendar months and any partial month.

1.             GENERAL INFORMATION:

Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled services and activities to be provided or otherwise conducted.  Existing tenants should describe any proposed changes to on-going operations.

2.             USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS

2.1                                 Will any Hazardous Materials be used, generated, stored or disposed of in, on or about the Premises (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws)?  Existing tenants should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

Wastes	Yes, indicate amounts stored below No
Chemical Products	Yes, indicate amounts stored below No
Other	Yes, indicate amounts stored below No

If Yes is marked, please explain and indicate amounts of each item stored:

2.2                                 If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors.  Existing tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.

3.             STORAGE TANKS AND SUMPS

3.1                                 Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises?  Existing tenants should describe any such actual or proposed activities.

Yes                                                                                                                            No

If yes, please explain:

4.             WASTE MANAGEMENT

4.1                                 Has your company been issued an EPA Hazardous Waste Generator I.D. Number?  Existing tenants should describe any additional identification numbers issued since the previous certificate.

Yes                                                                                                                            No

4.2                                 Has your company filed a biennial or quarterly reports as a hazardous waste generator?  Existing tenants should describe any new reports filed.

Yes                                                                                                                            No

If yes, attach a copy of the most recent report filed.

5.             WASTEWATER TREATMENT AND DISCHARGE

5.1           Will your company discharge wastewater or other wastes to:

storm drain?                          sewer?

surface water?                       no wastewater or other wastes discharged.

Existing tenants should indicate any actual discharges.  If so, describe the nature of any proposed or actual discharge(s).

5.2           Will any such wastewater or waste be treated before discharge?

Yes                                                                                                                            No

If yes, describe the type of treatment proposed to be conducted.  Existing tenants should describe the actual treatment conducted.

6.             AIR DISCHARGES

6.1                                 Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored?  Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes                                                                                                                            No

If yes, please describe:

6.2                                 Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit?  Existing tenants should specify any such equipment being operated in, on or about the Premises.

Spray booth(s)                     Incinerator(s)

Dip tank(s)                            Other (Please describe)

Drying oven(s)                     No Equipment Requiring Air Permits

If yes, please describe:

7.             HAZARDOUS MATERIALS DISCLOSURES

7.1                                 Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements?  Existing tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes                                                                                                                            No

If yes, attach a copy of the Management Plan.  Existing tenants should attach a copy of any required updates to the Management Plan.

8.             ENFORCEMENT ACTIONS AND COMPLAINTS

8.1                                 With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations of similar nature to the space in question?  Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes                                                                                                                            No

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents.  Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Section 29 of the signed Lease Agreement.

8.2                                 Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes                                                                                                                            No

If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Landlord.  Existing tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Section 29 of the signed Lease Agreement.

8.3                                 Have there been any problems or complaints from adjacent tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns?  Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises.

Yes                                                                                                                            No

If yes, please describe.  Existing tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement.

9.             PERMITS AND LICENSES

9.1                                 Attach copies of all Hazardous Materials permits and licenses including a Transporter Permit number issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals.  Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

The undersigned hereby acknowledges and agrees that (A) this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of a Lease Agreement and will be attached thereto as an exhibit; (B) that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of the Lease Agreement; and (C) that Tenant shall have and retain full and complete responsibility and liability with respect to any of the Hazardous Materials disclosed in the HazMat Certificate notwithstanding Landlord’s/Tenant’s receipt and/or approval of such certificate.  Tenant further agrees that none of the following described acts or events shall be construed or otherwise interpreted as either (a) excusing, diminishing or otherwise limiting Tenant from the requirement to fully and faithfully perform its obligations under the Lease with respect to Hazardous Materials, including, without limitation, Tenant’s indemnification of the Indemnitees and compliance with all Environmental Laws, or (b) imposing upon Landlord, directly or indirectly, any duty or liability with respect to any such Hazardous Materials, including, without limitation, any duty on Landlord to investigate or otherwise verify the accuracy of the representations and statements made therein or to ensure that Tenant is in compliance with all Environmental Laws;  (i) the delivery of such certificate to Landlord and/or Landlord’s acceptance of such certificate, (ii) Landlord’s review and approval of such certificate, (iii) Landlord’s failure to obtain such certificate from Tenant at any time, or (iv) Landlord’s actual or constructive knowledge of the types and quantities of Hazardous Materials being used, stored, generated, disposed of or transported on or about the Premises by Tenant or Tenant’s Representatives. This should not be interpreted as a relief of tenant’s responsibility to follow environmental laws and best practices so as not to impact the property by the use of the disclosed materials.  Notwithstanding the foregoing or anything to the contrary contained herein, the undersigned acknowledges and agrees that Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement.

I (print name)                                , acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

TENANT:

SUNSHINE HEART INC.,

a Delaware corporation

By:	Date:
Name:
Title:

EXHIBIT F — Tenant’s Parking Spaces

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